UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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South Jersey Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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[SJI Logo]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

383.6K	1.6%
Utility Customers in 118	Customer Base
Southern NJ Municipalities	Growth in 2017

Corporate Governance and Board Diversity

SJI is governed by a Board of Directors, all of whom with the exception of one member are not SJI employees. Our Board of Directors, elected by the shareholders, is the Company’s ultimate decision-making entity, except with respect to matters reserved for shareholder consideration. The current board includes Michael J. Renna (SJI President and CEO), Walter M. Higgins III (Chairman), Sarah M. Barpoulis, Thomas A. Bracken, Keith S. Campbell, Victor A. Fortkiewicz, Sheila Hartnett-Devlin, Sunita Holzer, Joseph M. Rigby, and Frank L. Sims.

The board maintains seven standing committees: the Audit Committee, the Compensation Committee,

the Corporate Responsibility Committee, the Executive Committee, the Governance Committee, the Risk Committee and the Strategy & Finance Committee.

In November, 2017, the Executive Women of New Jersey (EWNJ) recognized SJI as a member of its A Seat at the Table Honor Roll for having three or more women on the company’s Board of Directors. In October 2016, the Forum of Executive Women recognized SJI and other companies where women directors comprise at least 25 percent of the Board.

South Jersey Industries

Regulated		Non-Utility

South Jersey Gas	SJI Midstream	South Jersey Energy Solutions
Regulated Natural	FERC-Regulated
Gas Distribution	Gas Pipeline/Projects	SJ Energy Services	SJ Energy Group
Company		Energy production assets (solar,	•	Fuel supply management services
Customer Composition		CHP and landfill gas to electric)	•	Wholesale natural gas, and retail natural gas and electric commodity marketing

[SJI Logo]	South Jersey Industries, Inc. 1 South Jersey Plaza Folsom, New Jersey 08037 Tel. (609) 561-9000 Fax (609) 561-7130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 11, 2018
TIME:	9:00 a.m., Eastern Time
PLACE:	Resorts Casino Hotel, 1133 Boardwalk, Atlantic City, New Jersey 08401

To the Shareholders of South Jersey Industries

NOTICE IS HEREBY GIVEN that South Jersey Industries, Inc.’s (“Company” or “SJI”) Annual Meeting of Shareholders will be held at Resorts Casino Hotel, Atlantic Ballroom, 1133 Boardwalk, Atlantic City, New Jersey 08401, on May 11, 2018, at 9:00 a.m., Eastern Time, for the following purposes:

1.	To elect 10 director nominees who are named in the accompanying proxy statement (term expiring 2019)

2.	To hold an advisory vote to approve executive compensation

3.	To approve an amendment to the Certificate of Incorporation to change the name of the Company to SJI, Inc.

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2018

5.	To transact other business that may properly come before the meeting

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

The Board of Directors has fixed the close of business on March 12, 2018 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting.

You are cordially invited to attend the meeting. Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. Guests of shareholders will not be admitted unless they are also shareholders as of the record date. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.

Whether or not you expect to attend the meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

VP, Treasurer & Acting Corporate Secretary

Folsom, NJ

March 29, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR ON THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 11, 2018. The Proxy Statement, the Proxy Card and the 2017 Annual Report are available at www.sjindustries.com by clicking on Investors > Financial Reporting

Table of Contents

PROXY STATEMENT SUMMARY	1

GENERAL INFORMATION	3

Information about the Annual Meeting and Voting	3

PROPOSALS TO BE VOTED ON	4

Proposal 1 - Director Elections	4

Proposal 2 - Advisory Vote to Approve Executive Compensation	11

Proposal 3 - Approval of an Amendment of Certificate of Incorporation to change the name of the Company to SJI, Inc.	12

Proposal 4 - Ratification of Independent Accountants	13

SECURITY OWNERSHIP	14

Directors and Management	14

CORPORATE GOVERNANCE	16

The Board of Directors	16

Board Evaluation Process	17

Meetings of the Board of Directors and its Committees	17

Audit Committee Report	21

Compensation of Directors	23

Certain Relationships	24

EXECUTIVE OFFICERS	25

Compensation Discussion & Analysis	25

Executive Compensation Tables	38

FINANCIAL	46

2017 Annual Report and Financial Information	46

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date:	May 11, 2018
Time:	8:15 a.m. - doors will open to the shareholders for continental breakfast
9:00 a.m. - meeting begins
10:00 a.m. - meeting adjourns
Place:	Resorts Casino Hotel, Atlantic Ballroom
1133 Boardwalk
Atlantic City, New Jersey 08401
Admission to the meeting:	Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. Guests of shareholders will not be admitted unless they are also shareholders as of the record date. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.
Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Photographs taken by South Jersey Industries at the 2018 Annual Shareholders’ Meeting may be used by South Jersey Industries. By attending the 2018 Annual Shareholders’ Meeting, you will be agreeing to South Jersey Industries’ use of those photographs and waive any claim or rights with respect to those photographs and their use.
Record Date:	March 12, 2018
Agenda:	• Election of 10 directors, each to serve a term of one year
• Approval, on an advisory basis, of executive compensation
• Approval of an amendment of our Certificate of Incorporation to change the name of the Company to SJI, Inc.
• Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018
• Transaction of any other business that may properly come before the meeting
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and the Board’s Recommendation

The following table summarizes the items that will be brought for a vote of our stockholders at the meeting, along with the Board’s recommendation as to how shareholders should vote on each of them.

Proposal No.	Description of Proposal	Board’s Recommendation
1	Election of 10 director candidates nominated by the Board, each to serve a one-year term	FOR
2	Approval, on an advisory basis, of executive compensation	FOR
3	Approval of an amendment of Certificate of Incorporation to change the name of the Company to SJI, Inc.	FOR
4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018	FOR

In addition to these matters, shareholders may be asked to vote on such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 1

Proxy Statement Summary

Votes Required for Approval

The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.

Proposal No.	Description of Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
1	Election of directors	Majority of votes cast	No effect	Not taken into account
2	Executive compensation	Majority of votes cast	No effect	Not taken into account
3	Amendment to Articles of Incorporation	Majority of votes cast	No effect	Not applicable
4	Ratification of independent registered public accounting firm	Majority of votes cast	No effect	Not applicable

Director Nominees

The Board is currently comprised of 10 directors: 9 independent directors; and SJI President and Chief Executive Officer. The following table provides summary information about each of the 10 director nominees, including whether the Board considers the nominee to be independent under the New York Stock Exchange’s independence standards and SJI Corporate Governance Guidelines. Each director is elected annually by a majority of votes cast.

		Director			Positions/Committee
Name	Age	Since	Occupation	Independent	Memberships
Sarah M. Barpoulis	53	2012	Owner of Interim Energy Solutions, LLC	Yes	1*, 2, 3, 7
Thomas A. Bracken	70	2004	President, New Jersey Chamber of Commerce	Yes	3, 4*, 5, 7
Keith S. Campbell	63	2000	Chairman of the Board, Mannington Mills, Inc.	Yes	2, 5, 6
Victor A. Fortkiewicz	66	2010	Of Counsel, Cullen and Dykman, LLP	Yes	4, 5*, 6
Sheila Hartnett-Devlin, CFA	59	1999	Retired, Senior Vice President, American Century Investments	Yes	1, 4, 7
Walter M. Higgins III	73	2008	Retired, Director, President and CEO at Ascendant Group Ltd. and Director, President and CEO of Bermuda Electric Light Company Limited	Yes	3* As Chairman of the Board, serves as an ex-officio member of all committees
Sunita Holzer	56	2011	Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp.	Yes	2*, 3, 5, 6
Michael J. Renna	50	2014	President and CEO, South Jersey Industries	No	3
Joseph M. Rigby	61	2016	Retired, Chairman, President and CEO, Pepco Holdings, Inc.	Yes	1, 2, 7*
Frank L. Sims	67	2012	Retired, Corporate Vice President and Platform Leader, Cargill, Inc.	Yes	1, 3, 4, 6*

The Board of Directors met 17 times in 2017.	Each Director attended 75 percent or more of the total number of Board meetings and the Board committee meetings on which he or she served.	It is the Board’s policy that the Independent Directors meet in Executive Session at every in-person meeting of the Board or its Committees.	During 2017, the Independent Directors met five times at the conclusion of SJI Board meetings.	Topics of these sessions included CEO and Officer Performance and Compensation, Succession Planning, Director Tenure, Retirement Age, Strategy and Discussions of Corporate Governance. Director Higgins, Chairman of the Board, chaired the meetings of the Independent Directors.

Key to Committee Memberships

1	Audit Committee	5	Corporate Responsibility Committee
2	Compensation Committee	6	Risk Committee
3	Executive Committee	7	Strategy & Finance Committee
4	Governance Committee	*	Committee Chairman

2 |	South Jersey Industries, Inc. - 2018 Proxy Statement

GENERAL INFORMATION

Information about the Annual Meeting and Voting

This statement is furnished on behalf of SJI’s Board of Directors to solicit proxies for use at its 2018 Annual Meeting of Shareholders. The meeting is scheduled for Friday, May 11, 2018, at 9:00 a.m. at Resorts Casino Hotel, Atlantic Ballroom, 1133 Boardwalk, Atlantic City, New Jersey. The approximate date proxy materials will be made available to shareholders is March 29, 2018. Copies of the proxy statement, proxy card and 2017 Annual Report are available on our website at www.sjindustries.com under the heading “Investors”.

Proxy Solicitation

The Company bears the cost of this solicitation, which is primarily made by mail. However, the Corporate Secretary or company employees may solicit proxies by phone, fax, e-mail or in person, but they will not be separately compensated for these services. The Company may also use a proxy-soliciting firm at a cost not expected to exceed $6,000, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and 2017 Annual Report for beneficial owners of our stock.

Record Date

Only shareholders of record at the close of business on March 12, 2018 may vote at the meeting. On that date, the Company had 79,595,317 shares of Common Stock outstanding.

Shareholders are entitled to one vote per share on each matter to be acted upon.

Quorum and Vote Required

A quorum is necessary to conduct the meeting’s business. This means holders of at least a majority of the outstanding shares of Common Stock must be present at the meeting, either by proxy or in person. Shareholders elect Directors by a majority vote of all votes cast at the meeting. The other actions proposed herein require the affirmative vote of a majority of the votes cast at the meeting. The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the New Jersey Business Corporation Act. Abstentions and broker non-votes will be treated as present to determine a quorum but will not be deemed to be cast and, therefore, will not affect the outcome of any of the shareholder questions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting of Proxies and Revocation

Properly signed proxies received by the Company will be voted at the meeting. If a proxy contains a specific instruction about any matter to be acted on, the shares represented by the proxy will be voted according to those instructions. If you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted as the Board of Directors recommends. A shareholder who returns a proxy may revoke it at any time before it is voted by submitting a later-dated proxy or by voting by ballot at the meeting. If you attend the meeting and wish to revoke your proxy, you must notify the meeting’s secretary in writing prior to the proxy voting. If any other matters or motions properly come before the meeting, including any matters dealing with the conduct of the meeting, the persons named in the accompanying proxy card intend to vote the proxy according to their judgment. The Board of Directors is not aware of any such matters other than those described in this proxy statement.

Householding of Annual Meeting Materials

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s 2017 Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written or oral request to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, the Company will promptly provide separate copies of the 2017 Annual Report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2017 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Matters

Any proposal that a qualified shareholder of the Company wishes to include in the Company’s proxy statement to be sent to shareholders in connection with the Company’s 2019 Annual Meeting of Shareholders that is received by the Company after November 20, 2018 will not be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. To be included, proposals can be mailed to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company’s securities for at least one year before the date of the proposal’s submission to the Company. A shareholder of the Company may wish to have a proposal presented at the 2019 Annual Meeting of Shareholders, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. In compliance with the Company’s bylaws, notice of any such proposal must be received by the Company between January 21, 2019 and February 20, 2019. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Corporate Secretary at the address previously provided in this section.

The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2018 Annual Meeting.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 3

PROPOSALS TO BE VOTED ON

PROPOSAL 1 DIRECTOR ELECTIONS

At the Annual Meeting, 10 directors are to be elected to the Board of Directors to hold office for a one-year term. The Board nominated the following persons: Sarah M. Barpoulis, Thomas A. Bracken, Keith S. Campbell, Victor A. Fortkiewicz, Sheila Hartnett-Devlin, Walter M. Higgins III, Sunita Holzer, Michael J. Renna, Joseph M. Rigby and Frank L. Sims. We do not anticipate that, if elected, any of the nominees will be unable to serve. If any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card may vote for a substitute nominee selected by the Board of Directors.

In accordance with its Charter, the Governance Committee reviewed the education, experience, judgment, diversity and other applicable and relevant skills of each nominee, and determined that each nominee possesses skills and characteristics that support the Company’s strategic vision. The Governance Committee determined that the key areas of expertise include: corporate governance; cybersecurity; enterprise leadership; financial (including accounting, finance, and “financial experts” as defined by the SEC); governmental and regulatory; human resources; public/shareholder relations; risk assessment/management; strategy formation/execution; and technical/industry. The Governance Committee concluded that the nominees possess expertise and experience in these areas, and the Board approved the slate of nominees. Based on their expertise and experience, the Governance Committee determined the following directors should be elected for the 2018 - 2019 term:

4 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Proposal 1     Director Elections

HIGHLIGHTS OF DIRECTOR NOMINEES

Our Director nominees possess skills and experience aligned to our current and future strategy and business needs. Annual Board evaluations also include an assessment of whether the Board has an appropriate mix of skills, experience and other characteristics.

All Director Nominees Have:

•	A reputation of high integrity	•	A demonstrated knowledge of business strategy and board operations
•	A proven record of success	•	An understanding of corporate governance best practices and processes
•	An ability to exercise sound judgement	•	A commitment to contribute the time necessary to be actively involved in all decision-making activities

Our Director nominees exhibit an effective mix of diversity, experience and fresh perspective

DIRECTOR AGE DIVERSITY

South Jersey Industries, Inc. - 2018 Proxy Statement	| 5

Proposal 1     Director Elections

The Board of Directors recommends a vote “FOR” each of the following nominees:

Sarah M. Barpoulis

Age: 53 Director since: 2012 Owner of Interim Energy Solutions, LLC, Potomac, MD	Skills and Qualifications:
	•	Director Barpoulis’ areas of expertise include corporate governance, risk assessment/management, strategy formation/execution and technical/industry.
	•	Director Barpoulis is a financial expert as defined by the SEC, and is a National Association of Corporate Directors Board Leadership Fellow.
SJI Boards and Committees:
	•	Chairman of the Audit Committee
	•	Compensation Committee
	•	Executive Committee
	•	Strategy & Finance Committee
Since 2003, Ms. Barpoulis has provided asset management and advisory services to the merchant energy sector through Interim Energy Solutions, LLC, a company she founded. Ms. Barpoulis serves on the following boards: Director, SemGroup Corporation; Director, Educare DC; and was previously a director of Reliant Energy, Inc.

Thomas A. Bracken

Age: 70 Director since: 2004 President, New Jersey Chamber of Commerce, Trenton, NJ	Skills and Qualifications:
	•	Director Bracken’s areas of expertise and experience include corporate governance, enterprise leadership, governmental and regulatory, and public/shareholder relations.
	•	Director Bracken is a financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Corporate Responsibility Committee
	•	Executive Committee
	•	Chairman of the Governance Committee
	•	Strategy & Finance Committee
Mr. Bracken has served as president of the New Jersey Chamber of Commerce since February 2011; and as president of TriState Capital Bank-New Jersey from January 2008 to February 2011. Currently, Mr. Bracken serves on the following boards: director and chairman, N.J. Alliance for Action Foundation; director, NJ Alliance for Action; director, Public Media NJ; director, Rutgers Cancer Institute of N.J. Foundation; director, Solix, Inc.; member, advisory board, Investors Bancorp; director, NJ Hall of Fame; director, Junior Achievement of NJ.

6 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Proposal 1     Director Elections

Keith S. Campbell

Age: 63 Director since: 2000 Chairman of the Board, Mannington Mills, Inc., Salem, NJ	Skills and Qualifications:
	•	Director Campbell’s areas of expertise include corporate governance, enterprise leadership, human resources, and strategy formation/execution.
SJI Boards and Committees:
	•	Compensation Committee
	•	Corporate Responsibility Committee
	•	Risk Committee
Mr. Campbell has served as chairman of the board for Mannington Mills, Inc. since 1995, as director of the Federal Reserve Bank of Philadelphia from 2008 to 2013 and as a director of Skytop Lodge, Inc. from 2000 to 2015.

Victor A. Fortkiewicz

Age: 66 Director since: 2010 Of Counsel, Cullen and Dykman, LLP, New York, NY	Skills and Qualifications:
	•	Director Fortkiewicz’ areas of expertise include corporate governance, enterprise leadership, governmental and regulatory, and technical/industry.
SJI Boards and Committees:
	•	Chairman of the Corporate Responsibility Committee
	•	Governance Committee
	•	Risk Committee
Mr. Fortkiewicz has been Of Counsel, Cullen and Dykman, LLP since October 2011. He served as executive director, New Jersey Board of Public Utilities from 2005 to 2010.

Sheila Hartnett-Devlin, CFA

Age: 59 Director since: 1999 Retired, Senior Vice President, American Century Investments, New York, NY	Skills and Qualifications:
	•	Director Hartnett-Devlin’s areas of expertise and experience include corporate governance, financial, public/shareholder relations, and risk assessment/management.
	•	Director Hartnett-Devlin is registered with FINRA and holds Series 7 and Series 24 licenses.
	•	Director Hartnett-Devlin is a financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee
	•	Governance Committee
	•	Strategy & Finance Committee
	•	Director of South Jersey Energy Company
	•	Executive Committee member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC
Ms. Hartnett-Devlin served as vice president, American Century Investments from 2008 to 2011 and senior vice president from 2011 to 2017. She is a member of the NY Society of Security Analysts. Ms. Hartnett-Devlin is a member of the board of Mannington Mills, Inc.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 7

Proposal 1     Director Elections

Walter M. Higgins III

Age: 73 Director since: 2008 Retired, Director, President and CEO, Ascendant Group Ltd. and Director, President and CEO, Bermuda Electric Light Company Ltd., Bermuda	Skills and Qualifications:
	•	Director Higgins’ areas of expertise include corporate governance, enterprise leadership, governmental and regulatory, and technical/industry.
	•	Director Higgins is a financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Chairman of the Board
	•	Chairman of the Executive Committee
	•	Chairman of South Jersey Gas Company
	•	Ex-officio member of all committees
Mr. Higgins has served as chairman of the board since April 2015. He served as Director, President and CEO of Ascendant Group Ltd. from May 2012 to October 2016. Mr. Higgins also served as President and CEO of Bermuda Electric Light Company Limited from September 2012 until October 2016. He is the retired chairman, president, and CEO of Sierra Pacific Resources (now called NVEnergy). Mr. Higgins serves as a member of the board of AEGIS.

Sunita Holzer

Age: 56 Director since: 2011 Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp., Madison, NJ	Skills and Qualifications:
	•	Director Holzer’s areas of expertise include corporate governance, enterprise leadership, human resources, and strategy formation/execution.
SJI Boards and Committees:
	•	Chairman of the Compensation Committee
	•	Corporate Responsibility Committee
	•	Executive Committee
	•	Risk Committee
Ms. Holzer has served as Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp. since March 2015; served as president, Human Capital insight, LLC from June 2014 to February 2015; served as executive vice president and chief human resources officer, CSC, from June 2012 to May 2014; and served as executive vice president, chief human resources officer, Chubb Insurance Company from 2003 to June 2012. Ms. Holzer is an advisory board member of Re: Gender.

8 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Proposal 1     Director Elections

Michael J. Renna

Age: 50 Director since: 2014 President and CEO, South Jersey Industries, Folsom, NJ	Skills and Qualifications:
	•	Director Renna’s areas of expertise include enterprise leadership, financial, strategy formation/execution, and technical/industry.
SJI Boards and Committees:
	•	Chairman of the Board, Energy & Minerals, Inc.
	•	Chairman of the Board, R&T Group, Inc.
	•	Chairman of the Board, South Jersey Energy Company
	•	Executive Committee Member, South Jersey Energy Solutions, LLC; SJI Midstream, LLC; Marina Energy, LLC; and South Jersey Resources Group, LLC
Mr. Renna has been President and Chief Executive Officer of South Jersey Industries, Inc. since May 1, 2015. He served as President and Chief Operating Officer of South Jersey Industries, Inc. from January 2014 to April 30, 2015; as President of South Jersey Energy Solutions, LLC from April 2011 to April 30, 2015; as President of South Jersey Energy Company from 2004 to April 30, 2015; as President of Marina Energy LLC from April 2011 to April 30, 2015; as President of South Jersey Energy Service Plus, LLC from April 2007 to April 30, 2015; as President of SJESP Plumbing Services, LLC from 2011 to April 30, 2015; as President of South Jersey Resources Group, LLC from 2012 to April 30, 2015; and as member of Executive Committee of Energenic-US, LLC since 2008. Mr. Renna previously served as Senior Vice President of South Jersey Industries, Inc. from January 2013 to January 2014; as Vice President of South Jersey Industries, Inc. from 2004 to 2013; as Chief Operating Officer of South Jersey Energy Solutions, LLC from 2005 to 2011; as Vice President of SJESP Plumbing Services, LLC from 2007 to 2011; as Vice President of South Jersey Resources Group, LLC from 2008 to 2010.

Joseph M. Rigby

Age: 61 Director since: 2016 Retired, Chairman, President and CEO of Pepco Holdings, Inc., Washington, D. C.	Skills and Qualifications:
	•	Director Rigby’s areas of expertise include cyber security, enterprise leadership, financial, strategy formation/execution, and technical/industry.
	•	Director Rigby is a financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee
	•	Compensation Committee
	•	Chairman of the Strategy & Finance Committee
	•	Director of South Jersey Gas Company
Mr. Rigby served as the Chairman, President and CEO of Pepco Holdings, Inc. from March 2009 through March 2016. He also served as a Director of Dominion Midstream Partners. Mr. Rigby currently serves as a Director, Dominion Energy, Inc.; Director, Energy Insurance Mutual; and Director, Rutgers Board of Governors.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 9

Proposal 1     Director Elections

Frank L. Sims

Age: 67 Director since: 2012 Retired, Corporate Vice President and Platform Leader, Cargill, Inc., Minneapolis, MN	Skills and Qualifications:
	•	Director Sims’ areas of expertise include corporate governance, enterprise leadership, risk assessment/management, and strategy formation/execution.
	•	Director Sims is a financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee
	•	Governance Committee
	•	Executive Committee
	•	Chairman of the Risk Committee
Mr. Sims served as the Corporate Vice President and Platform Leader at Cargill, Inc. from 2002 to 2007. He also served as Interim President for Fisk University from 2015 to 2017. Mr. Sims served as a board member for PolyMet Mining Co. from 2008 through July 2014 and for Piper Jaffray Co. from 2004 to June 2013.

The Board of Directors unanimously recommends a vote “FOR” each of the above nominees.

10 |	South Jersey Industries, Inc. - 2018 Proxy Statement

PROPOSAL 2     ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company’s executive compensation policies and procedures are designed to attract and retain highly qualified named executive officers while linking Company performance to named executive officer compensation. The Compensation Committee has a strong pay for performance philosophy; and, as a result, the compensation paid to our named executive officers is generally designed to be aligned with the Company’s performance on both a short-term and a long-term basis. Our recent performance provides evidence that our executive compensation policies and procedures were effective in furthering these objectives. The financial performance in 2017 for SJI corporate results was below target, and therefore, the portion of the annual incentive plan payouts tied to SJI results was below target. SJI’s recent stock performance has been below our peer group, and our long-term incentive plans for the performance cycle ended fiscal 2017 paid out well below target. Historically, our financial performance in 2015 was below threshold goals, resulting in annual incentive payouts well below target, while our financial performance in fiscal 2016 exceeded target goals, resulting in payouts above target. Further, our long-term incentive plan for the performance cycle ended fiscal 2015 did not payout, while the performance cycle ended fiscal 2016 paid out well below target.

For 2017, the executive compensation policies and procedures for our named executive officers consisted of three parts: base salary, annual incentive awards and long-term incentive compensation. The annual incentive awards and long-term incentive compensation were again directly linked to the achievement of predefined short-term and long-term performance as follows:

•	Annual incentive awards are paid based on both Company and individual performance, tied to SJI core earnings, core earnings of subsidiaries, and individual goals.

•	Long-term incentive compensation granted in 2017 consists of performance-based restricted stock and time-based restricted stock with a performance condition. Performance-based restricted stock is earned based on Company performance over a three-year period, measured by the Company’s total shareholder return versus our peer group and economic earnings growth. Time-based restricted stock is subject to a return on equity performance condition to achieve tax deductibility under Section 162(m) of the Code.

These components of compensation for SJI’s named executive officers provide the proper incentives to align compensation with the Company’s performance while enhancing shareholder value. Specifically, if the Company’s performance results meet or exceed pre-established performance targets, named executive officers have an opportunity to realize significant additional compensation through annual incentive awards and long-term equity awards. In addition, the Company’s stock ownership guidelines require our named executive officers to own shares of Company stock, which aligns with shareholder interests. We believe this pay for performance philosophy is integral to the Company’s performance and will drive shareholder value over the long term.

Please see the “Compensation Discussion and Analysis” beginning on page 25 of this Proxy statement for a more detailed discussion of executive compensation policies and procedures for our named executive officers.

Pursuant to Section 14A(a)(1) of the Exchange Act, SJI is required to provide shareholders with a separate non-binding shareholder vote to approve the compensation of our named executive officers, including the “Compensation Discussion and Analysis”, the compensation tables, and any other narrative disclosure in this Proxy statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation policies and procedures as described in this Proxy statement. Shareholders may also abstain from voting.

Accordingly, shareholders are being asked to approve the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee values the opinions expressed by shareholders and expects to take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the non-binding resolution approving the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 11

PROPOSAL 3     Approval of an Amendment to our Certificate of Incorporation to Change our Name to SJI, Inc.

Our Board of Directors has approved, and recommends that you approve, an amendment to our certificate of incorporation to change the name of the Company from South Jersey Industries, Inc. to SJI, Inc. Our Board believes changing the Company’s name to SJI, Inc. is in the best interest of the Company and its shareholders and that doing so will better reflect our current business operations as a public utility and energy services holding company. Our new name will not include the term “South Jersey” and will allow our non-regulated businesses to better market to prospective customers in markets across the United States, which plays a strategic role in the achievement of the Company’s business objectives. In addition, the new name will allow for consistency with the growth of the Company’s utility portfolio.

If the proposed amendment is approved, the first paragraph of our certificate of incorporation will be amended and restated in its entirety to read as follows:

“FIRST: The name of the corporation is SJI, Inc.”

If approved by our shareholders, the proposed amendment will become effective upon the filing of articles of amendment to our certificate of incorporation with the New Jersey Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the Secretary of State of New Jersey, our Board of Directors will amend our bylaws to replace any references to “South Jersey Industries, Inc.” with “SJI, Inc.”

Our common stock is currently listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “SJI.” Whether or not the amendment is approved and the name change becomes effective, our common stock will continue to be listed on the NYSE under the symbol “SJI”.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated shares currently held in direct registration accounts, will bear the name “SJI, Inc.”

If the name change is not approved, the proposed amendment to our certificate of incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on the NYSE will remain unchanged. In making this recommendation, our Board of Directors is retaining the ability to, without further vote by our shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interest of the Company and our shareholders.

The proposal will be approved if the number of shares voted “FOR” this proposal represents a majority of the votes cast by the shareholders.

The Board of Directors unanimously recommends a vote FOR the amendment to our certificate of incorporation to change the name of the Company from South Jersey Industries, Inc. to SJI, Inc.

12 |	South Jersey Industries, Inc. - 2018 Proxy Statement

PROPOSAL 4     RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee and the Board of Directors, subject to the approval of the shareholders, reappointed Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for 2018. Unless otherwise directed, proxies will be voted “FOR” approval of this appointment. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other auditors will be considered by the Audit Committee.

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm during 2017. During 2017, the audit services performed for the Company consisted of audits of the Company’s and its subsidiaries’ financial statements and attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission and the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the reappointment of Deloitte & Touche LLP, as the Independent Registered Public Accounting Firm.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 13

SECURITY OWNERSHIP

Directors and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 28, 2018, of: (a) each current director and nominee for director;(b) our principal executive officer, principal financial officer, the three other most highly compensated executive officers during 2017 [collectively, the “Named Executive Officers” (NEOs)]; and (c) all of the directors and executive officers as a group.

	Number of Shares of Common Stock (1)		Percent of Class
Sarah M. Barpoulis	20,974	(2)	*
Thomas A. Bracken	56,610	(2)	*
Keith S. Campbell	49,241	(2)	*
Stephen H. Clark	31,067		*
Steven R. Cocchi	1,630		*
Jeffrey E. DuBois	38,052		*
Victor A. Fortkiewicz	29,720	(2)	*
Sheila Hartnett-Devlin	18,568	(2)	*
Walter M. Higgins III	32,525	(2)	*
Sunita Holzer	23,966	(2)	*
Kenneth Lynch	8,938		*
Kathleen A. McEndy	9,980		*
Gregory M. Nuzzo	6,426		*
Melissa Orsen	0	(3)
Michael J. Renna	67,915		*
Joseph M. Rigby	8,261	(2)	*
David Robbins, Jr.	28,481		*
Frank L. Sims	78,757	(2)	*
All directors, nominees for director and executive officers as a group (18 persons)	511,111

* Less than 1%.

(1)	Based on information furnished by the Company’s directors and executive officers. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Common Stock shown as owned by him or her.
(2)	Includes shares awarded to each director under a Restricted Stock Program for directors.
(3)	Elected as an Officer effective January 1, 2018.

14 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Security Ownership

Stock Ownership Requirements

The Board of Directors believes significant ownership of Company Common Stock better aligns the interests of management with those of the Company’s shareholders. Therefore, in 2001, the Board of Directors enacted the stock requirements listed below for officers which were effective through 2014 and were increased effective 2015 as outlined below and on page 37:

•	The CEO stock ownership guideline is 5 times the CEO’s annual base salary.

•	All other executive officers are required to own shares of Company Common Stock with a market value equal to 2 times their annual salary. As of December 31, 2017, all NEOs are in compliance with the ownership guidelines.

•	Other officers are required to own shares of Company Common Stock with a market value equal to their annual base salary;

•	Shares owned outright will be combined with vested restricted shares awarded under the Stock-Based Compensation Plan and vested shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. Current officers will have a period of six years from the original date of adoption and newly elected or promoted officers will have a period of six years following their election or promotion to a new position to meet these minimum stock ownership requirements; and

•	Members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, or within six years of an increase in the share ownership guidelines, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of a Director’s annual cash retainer for board service. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements.

•	A stock holding period was introduced in 2015 that requires all officers of the Company to retain at least 50 percent of vested and/or earned shares, net of taxes, until their new stock ownership guideline has been met.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s directors and executive officers to file reports with the SEC relating to their ownership of, and transactions in, the

Company’s Common Stock. Based on our records and other information, the Company believes that all Section 16(a) filing requirements were met for 2017.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information, as of March 12, 2018, as to each person known to the Company, based on filings with the SEC, who beneficially owns 5 percent or more of the

Company’s Common Stock. Based on filings made with the SEC, each shareholder named below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,184,899	12.8%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	7,820,779	9.83%

South Jersey Industries, Inc. - 2018 Proxy Statement	| 15

CORPORATE GOVERNANCE

The Board of Directors

Leadership Structure

Effective May 1, 2015, the Board of Directors decided to separate the Chairman and CEO roles, with Mr. Renna assuming the role of President and CEO, and Walter M. Higgins III, becoming the non-executive Chairman of SJI’s Board of Directors.

In the role, Mr. Higgins:

•	Provides leadership to the Board

•	Chairs meetings of the Board of Directors

•	Establishes procedures to govern the Board’s work

•	Ensures the Board’s full discharge of its duties

•	Schedules meetings of the full Board and works with the committee chairmen, CEO and Corporate Secretary for the schedule of meetings for committees

•	Organizes and presents the agenda for regular or special Board meetings based on input from Directors, CEO and Corporate Secretary

•	Ensures proper flow of information to the Board, reviewing adequacy and timing of documentary materials in support of management’s proposals

•	Ensures adequate lead time for effective study and discussion of business under consideration
•	Helps the Board fulfill the goals it sets by assigning specific tasks to members of the Board

•	Identifies guidelines for the conduct of the Directors, and ensures that each Director is making a significant contribution

•	Acts as liaison between the Board and CEO

•	Works with the Governance Committee and CEO, and ensures proper committee structure, including assignments and committee chairmen

•	Sets and monitors the ethical tone of the Board of Directors

•	Manages conflicts which may arise with respect to the Board

•	Monitors how the Board functions and works together effectively

•	Carries out other duties as requested by the CEO and Board as a whole, depending on need and circumstances

•	Serves as a resource to the CEO, Corporate Secretary and other Board members on corporate governance procedure and policies

Independence of Directors

The Board adopted Corporate Governance Guidelines that require the Board to be composed of a majority of Directors who are “Independent Directors” as defined by the rules of the New York Stock Exchange. No Director will be considered “Independent” unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company. When making “Independence” determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the New York Stock Exchange, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As part of its Corporate Governance Guidelines, the Board established a policy that Board members may not serve on more than four other boards of publicly traded companies. SJI’s Corporate Governance Guidelines are available on our website at www.sjindustries.com under the heading “Investors”.

For 2017, the Board determined that Directors Barpoulis, Bracken, Campbell, Fortkiewicz, Hartnett-Devlin, Higgins, Holzer, Rigby, and Sims, constituting all of the non-employee Directors, meet the New York Stock Exchange standards and our own standards noted above for independence and are, therefore, considered to be Independent Directors. Accordingly, all but one of the Company’s Directors was considered to be “Independent.” Mr. Renna is not considered independent by virtue of his employment with the Company.

Codes of Conduct

The Company has adopted codes of conduct for all employees, Officers and Directors, which include the codes of ethics for our principal executive officer and principal financial officer within the meaning of the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, the Company established a hotline and website for employees to anonymously report suspected violations.

Copies of the codes of ethics are available on the Company’s website at www.sjindustries.com under Investors > Corporate Governance. Copies of our codes of conduct are also available at no cost to any shareholder who requests them in writing at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037, Attention: Corporate Secretary.

Communication with Directors

You may communicate with the Chairman of the Board and chairmen of the Audit, Compensation, Corporate Responsibility Governance, Risk and Strategy & Finance Committees by sending an e-mail to chairmanoftheboard@sjindustries.com, auditchair@sjindustries.com, compchair@sjindustries.com, govchair@sjindustries.com, corpresp@sjindustries.com, StratandFinChair@sjindustries.com or riskchair@sjindustries.com respectively, or you may communicate with our outside

Independent Directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The Charters and scope of responsibility for each of the Company’s committees are located on the Company’s website at www.sjindustries.com. You may also address any correspondence to the Chairman of the Board, chairmen of the committees or to the Independent Directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

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Corporate Governance

Corporate Governance Materials

Shareholders can see the Company’s Corporate Governance Guidelines and Profile, Charters of the Audit Committee, Compensation Committee, Corporate Responsibility Committee, Executive Committee, Governance Committee, Risk Committee, and Strategy & Finance Committee, and Codes of Ethics on the Company’s website at www.sjindustries.com under Investors

> Corporate Governance. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders without charge upon request to the Corporate Secretary at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Board Evaluation Process

The Governance Committee is responsible for implementing the Board Evaluation Process on an annual basis. The Governance Committee engages an independent, third-party facilitator and uses surveys and interviews to ensure robust feedback that can be used to enhance Board processes. The goal of the process is to gather input regarding Board composition and processes, and compliance with corporate governance best practices. Covered areas include essential aspects of Board leadership and effectiveness, contribution of individual directors, overall group dynamics, and whether the experience and skillsets of the members are well aligned with SJI’s current and future strategic needs. In 2017, the process included the evaluation of the Board and its committees. In addition to the Directors, the Executive Officers participated in the process. The Governance Committee is responsible for implementing the recommendations generated from the evaluation results.

Meetings of the Board of Directors and its Committees

The Board of Directors met 17 times in 2017.	Each Director attended 75 percent or more of the total number of Board meetings and the Board committee meetings on which he or she served.	It is the Board’s policy that the Independent Directors meet in Executive Session at every in-person meeting of the Board or its Committees.	During 2017, the Independent Directors met five times at the conclusion of SJI Board meetings.	Topics of these sessions included CEO and Officer Performance and Compensation, Succession Planning, Director Tenure, Retirement Age, Strategy and Discussions of Corporate Governance. Director Higgins, Chairman of the Board, chaired the meetings of the Independent Directors.

All current Board members and all nominees for election to the Company’s Board of Directors are required to attend the Company’s Annual Meetings of Shareholders unless unique personal circumstances affecting the Board member or Director nominee make his or her attendance impracticable. All the Directors attended the 2017 Annual Meeting of Shareholders. During 2017, each of the Company’s Directors also served on the Boards or Executive Committees of one or more of South Jersey Gas Company, South Jersey Energy Company, South

Jersey Energy Solutions, LLC, Marina Energy, LLC, South Jersey Resources Group, LLC, South Jersey Energy Service Plus, LLC, Energy & Minerals, Inc., R&T Group, Inc., and SJI Midstream, LLC, all of which are Company subsidiaries.

There are seven standing committees of the Board: the Audit Committee; the Compensation Committee; the Corporate Responsibility Committee; the Executive Committee; the Governance Committee; the Risk Committee and the Strategy & Finance Committee.

Audit Committee

The Board’s Audit Committee, which met eight times during 2017, was comprised of six “Independent” Directors until April 21, 2017 and five thereafter: Sheila Hartnett-Devlin, Chairman until April 21, 2017; Sarah M. Barpoulis elected Chairman on April 21, 2017; Joseph H. Petrowski until April 21, 2017; Joseph M. Rigby; and Frank L. Sims. Walter M. Higgins III is an ex-officio member of the Audit Committee. The Board determined that no member of the Audit Committee has a material relationship that would jeopardize such member’s ability to exercise independent judgment. The Board of Directors designated each member of the Audit Committee as an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules and regulations. The Audit Committee: (1) annually engages and evaluates an independent registered public accounting firm for appointment, subject to Board and shareholder approval, as auditors of the Company and has the authority to unilaterally retain, compensate and terminate the Company’s independent registered public accounting firm; (2) reviews with the independent registered public accounting firm the scope and results of each annual audit; (3) reviews with the independent registered public accounting firm, the Company’s internal auditors and management, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing; and (4) considers the possible effect on the objectivity and independence of the independent registered public accounting firm of any non-audit services to be rendered to the Company. The Audit Committee members meet in Executive Session with Internal Audit and the independent accounting firm at the end of each in-person meeting.

The Audit Committee is also responsible for reviewing the Company’s major financial risk exposures and the steps Management has taken to monitor and control these exposures,

South Jersey Industries, Inc. - 2018 Proxy Statement	| 17

Corporate Governance

and reviewing the guidelines and policies that govern the process by which risk assessment and management is undertaken by the Board and Management.

The Audit Committee established policies and procedures for engaging the independent registered public accounting firm to provide audit and permitted non-audit services.

The Committee Charter is available on our website at www.sjindustries.com, under the heading “Investors”. You may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee

The Board’s Compensation Committee, which met six times during 2017, was comprised of five “Independent” Directors in 2017: Keith S. Campbell, Chairman until April 21, 2017; Sheila Harnett-Devlin until April 21, 2017; Sunita Holzer elected Chairman on April 21, 2017; Joseph H. Petrowski until April 21, 2017; and Joseph M. Rigby effective April 21, 2017. Walter M. Higgins III is an ex-officio member of the Compensation Committee. The Compensation Committee carries out the responsibilities delegated by the Board relating to the review and determination of executive compensation as well as the structure and performance of significant, long-term employee defined benefits and defined contribution plans.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc.,1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an Officer or employee of the Company, or any of its subsidiaries or affiliates. During the last fiscal year, none of the Company’s

Executive Officers served on a compensation committee or as a Director for any other publicly traded company.

Corporate Responsibility Committee

The Board’s Corporate Responsibility Committee, which met four times during 2017, was comprised of five “Independent” Directors: Victor A. Fortkiewicz, Chairman; Thomas A. Bracken, Keith S. Campbell, and Sunita Holzer. Walter M. Higgins III is an ex-officio member of the Compensation Committee. The Committee provides oversight, monitoring and guidance of matters related to corporate and social citizenship, public and legal policy, environmental stewardship and compliance, political activities, sustainability, quality of work life, and economic and social vitality in the communities and markets in which the Company operates.

The Committee also oversees the production of the Company’s annual Corporate Sustainability Report, which conveys how the Company links the business with sustainable practices. The 2017 report is available on our website at www.sjindustries.com or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Governance Committee

The Board’s Governance Committee, which met six times during 2017, was comprised of six “Independent” Directors from January 2017 until April 21, 2017, and five Independent Directors thereafter: Thomas A. Bracken, Chairman; Sarah M. Barpoulis until April 21, 2017; Victor A. Fortkiewicz; Sheila Hartnett-Devlin elected April 21, 2017; Joseph M. Rigby until April 21, 2017 and Frank L. Sims. Walter M. Higgins III is an ex-officio member of the Compensation Committee. Each Committee member satisfies the New York Stock Exchange’s independence requirements. Among its functions, the Governance Committee: (1) maintains a list of prospective candidates for Director, including those recommended by shareholders; (2) reviews the qualifications of candidates for Director (to review minimum qualifications for Director candidates, please see the Company’s Corporate Guidelines available on our website at www.sjindustries.com under the heading “Investors”. These guidelines include consideration of education, experience, judgment, diversity and other applicable and relevant skills as determined by an assessment of the Board’s needs when an opening exists); (3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to be voted on by the shareholders; and (4) is responsible for monitoring the implementation of the Company’s Corporate Governance Policy.

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current Board make-up and the Company’s strategic forecast. This assessment includes issues of industry experience, education, general business and leadership experience, judgment, diversity, age, and other applicable and relevant skills as determined by an assessment of the Board’s needs. The diversity assessment includes a review of Board composition with regard to race, gender, age and geography.

The Governance Committee will consider nominees for the Board of Directors recommended by shareholders and submitted in compliance with the Company’s bylaws, in writing, to the Corporate Secretary of the Company. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a Director.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc.,1 South Jersey Plaza, Folsom, New Jersey 08037.

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Corporate Governance

Executive Committee

The Board’s Executive Committee met one time in 2017. Until April 21, 2017 it was comprised of the Chairman of the SJI Board, Chairmen of the subsidiary Boards, Committee Chairs and was chaired by the Chairman of the Board. Thereafter the committee is comprised of the Chairman of the Board, the CEO and the Chairs of the Audit, Compensation, Governance and Risk Committees. The current members are: Walter M. Higgins III, Chairman; Michael J. Renna; Sarah M. Barpoulis; Thomas A. Bracken; Sunita Holzer; and Frank L. Sims. The Executive Committee acts as directed by or on behalf of the Board of Directors during intervals between the meetings of the Board of Directors in the event a quorum of the Board is not available and, if at the discretion of the Chairman of the Board, immediate action is needed. The Committee also: reviews and investigates other matters as directed by the Board of Directors; reviews and recommends to the Board the organizational structure of the Company; reviews and recommends to the Board the Officers of the Company and its direct subsidiaries; reviews and recommends to the Board the composition and leadership of the Management Risk and Trust committees; monitors and/or implements the review or investigation of matters related to or involving the Company’s Officers; and takes action on such matters delegated to the Committee by the Board.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Risk Management Committee

In April 2017, the Board formed the Risk Committee, which met twice in 2017. In 2017, the committee was comprised of five “Independent” directors: Frank L. Sims, Chairman; Keith S. Campbell; Victor A. Fortkiewicz; and Sunita Holzer. Walter M. Higgins III is an ex-officio member of the Compensation Committee. The purpose of the Risk Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with regard to the risks inherent in the business of SJI and the control processes with respect to such risks.

The Risk Committee monitors major strategic risks and the potential impact on the execution of the Company’s strategic plans, and oversees and reviews the Company’s risk assessment process, and risk management strategy and programs. The committee also analyzes the guidelines and policies that management uses to assess and manage exposure to risk, and analyzes major financial risk exposures and the steps management has taken to monitor and control such exposure. The Committee presents its findings to the full Board, which is charged with approving the Company’s risk appetite.

At each Risk Committee meeting, management presents an update of the Company’s risk management activities. The Company has two internal Risk Committees that report to the Risk Committee at least quarterly. The SJI Risk Management

Committee (RMC), established 1998, is responsible for overseeing the energy transactions and the related risks for all of the SJI companies. Annually, the Board approves the RMC members. Committee members include management from key Company areas such as finance, risk management, legal and business operations.

The RMC establishes a general framework for measuring and monitoring business risks related to both financial and physical energy transactions, approves all methodologies used in risk measurement, ensures that objective and independent controls are in place, and presents reports to the Board Risk Committee reflecting risk management activity.

A South Jersey Gas Company RMC is responsible for gas supply risk management. Annually, the Board approves the RMC members. Committee members include management from key Company areas such as finance, risk management, legal and gas supply. This RMC meets at least quarterly.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc.,1 South Jersey Plaza, Folsom, New Jersey 08037.

Strategy & Finance Committee

In April 2017, the Board formed the Strategy & Finance Committee, which met six times in 2017. In 2017, the committee was comprised of five “Independent” directors: Joseph M. Rigby, Chairman; Sarah M. Barpoulis; Thomas A. Bracken; and Sheila Hartnett-Devlin. Walter M. Higgins III is an ex-officio member of the Compensation Committee. The purpose of the Strategy & Finance Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s strategic, financial and financing plans.

The Strategy & Finance Committee provides input and support to Management in the development of the Company’s long-term strategic, operating, capital and financing plans.

The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc.,1 South Jersey Plaza, Folsom, New Jersey 08037.

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Corporate Governance

Risk Allocation

The Board has allocated its risk oversight duties as follows:

Risk Areas		Board Responsibility
Corporate:
•	Strategic and Financing	Strategy & Finance Committee
•	Enterprise Wide Risk Management	Risk Committee
•	Major Financial Risk Exposures	Audit Committee
Operational:		Risk Committee
•	Markets/Competition
•	Counterparty/Customer Receivables
•	Regulatory/Legislative
•	Supplier
•	Operations
•	Capital Allocation/Requirements
•	Information Technology
Financial:		Audit Committee
•	Guidelines and Policies for Risk Assessment and Management
•	Major Financial Risk
•	Financial Reporting
•	Financial Disclosure
•	Financial Controls
•	Accounting/Taxes
Corporate Responsibility:		Corporate Responsibility Committee
•	Legal
•	Ethical
•	Corporate Image
•	Environmental
•	Safety
Compensation		Compensation Committee
•	Compensation Program
•	Retirement Plans

20 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Corporate Governance

Audit Committee Report

The Board’s Audit Committee comprises four directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange and satisfies the additional independence criteria applicable to Audit Committee members, and the Chairman of the Board of Directors, as an Ex Officio member. The Board has determined that each member of the Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee’s activities and scope of its responsibilities are set forth in a written charter adopted by the Board, and is posted on the Company’s website at www.sjindustries.com under the heading “Investors”.

In accordance with its Charter adopted by the Board of Directors, the Audit Committee, among other things, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Management is responsible for preparing the Company’s financial statements and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for examining those financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2017, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, and “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also received written disclosures from Deloitte & Touche LLP regarding its independence from the Company that satisfy applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and discussed with Deloitte & Touche LLP the independence of that firm.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements and management assessment of the effectiveness of the Company’s internal controls over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Audit Committee

Sarah M. Barpoulis, Chairman
Walter M. Higgins III, Ex Officio Member

Sheila Hartnett-Devlin
Joseph M. Rigby
Frank L. Sims

South Jersey Industries, Inc. - 2018 Proxy Statement	| 21

Corporate Governance

Fees Paid to the Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee also considered whether the provision of services other than the audit services by the independent registered public accountants to the Company is compatible with maintaining the accountants’ independence. In accordance with its charter, the Audit Committee must pre-approve all services provided by Deloitte & Touche LLP. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The fees for all services provided by the independent registered public accounting firm to the Company during 2017 and 2016 are as follows:

FY 2017			FY 2016
Audit Fees (a)		$2,270,100	Audit Fees (a)		$2,022,618
Fees per Engagement Letter	1,940,000		Fees per Engagement Letter	1,850,000
FY 2016 Audit true up billed	100,000		FY 2015 Audit true up billed	—
Audit work related to 2017 non-routine events	230,100		Audit work related to 2016 non-routine events	172,618
Audit-Related Fees (b)		—	Audit-Related Fees (b)		—
Tax Fees (c)		242,000	Tax Fees (c)		219,289
Tax Compliance	135,000		Tax Compliance	150,525
Fees related to tangible	65,000		Fees related to tangible	17,142
property regulations phase II (phase I & II)			property regulations phase II (phase I & II)
Other tax advisory services	42,000		Other tax advisory services	51,622
All Other Fees			All Other Fees
Total		$2,512,100	Total		$2,241,907

(a)	Fees for audit services billed or expected to be billed relating to fiscal 2017 and 2016 include audits of the Company’s annual financial statements, evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters.
(b)	SJI did not incur any fees for audit-related services during fiscal 2017 and 2016.
(c)	Fees for tax services provided during fiscal 2017 and 2016 consisted of tax compliance and compliance-related research. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and Federal, state and local income tax return assistance.

22 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Corporate Governance

Compensation of Directors

Since 2011, the Board has engaged Frederic W. Cook (Cook) as its consultant to review the Company’s Director Compensation Program (Program) to ensure that the Board attracts and retains highly qualified Directors. Each year, Cook evaluates total compensation and the structure of the Program.

For the 2016 study, reference points were the Director compensation for the following peer companies, consistent with the group used to assess the competitiveness of the Executive Compensation Program: Avista Corp., Black Hills Corp., New Jersey Resources Corp., Northwestern Corp., Northwest Natural Gas Co., One Gas, Inc., Piedmont Natural Gas Co., Questar Corp., Southwest Gas Corp., Spire, Inc., Vectren Corp. and WGL Holdings Inc. In a study presented in November 2016, Cook found as follows:

•	On a “per Director” basis, the program approximated the median of peer group practice (-2%) and the National Association of Corporate Director general industry practice (+12%).

•	Cash and equity compensation were between the 25th percentile and the median.
•	Significant changes to Director compensation levels were not warranted; however, the Board could consider an increase to the restricted stock unit grant in anticipation of market movement.

•	The design of the Program was generally consistent with peer company policy.

•	The Program design strongly supports the long-term shareholder alignment objective through use of restricted stock units as the sole equity grant type and director stock ownership guidelines and the ownership guideline of five times the cash retainer of $60,000 was aligned with the peer group median.

•	The use of additional retainers recognizes responsibilities and the time commitment associated with serving as Non-Executive Chairman or chairing a committee.

•	The value of SJI’s Non-Executive Chairman and committee chairmen retainers are aligned with peer group median to 75th percentile practice.

Based on Cook’s findings and recommendations, in 2017 the Company paid non-employee Directors as follows:

I.	Compensation: Non – Employee Directors
	A.	Board Service
		1.	Cash -	Annual Retainer for Board and Committee Service	$75,000
		2.	Restricted Stock – SJI shares with a total value of $90,000 awarded annually in January. The value of the shares is based on the daily average share price for the period July 1 through December 31 of the prior year.
		3.	Independent Subsidiary Chairman Retainer – Annual Retainer (payable monthly):		$8,000
		4.	Non-Executive Chairman		$80,000
			(Payable 50% shares; 50% cash retainer, payable monthly)
	B.	Committee Service
		1.	Annual Committee Chairman Retainers (payable monthly):
				Audit	$15,000
				Compensation	$10,000
				Governance	$7,500
				Corp. Resp.	$7,500
				Risk	$7,500
				Strategy & Finance	$7,500
		2.	Meeting Fee:	$1,500 for each Audit Committee meeting in excess of four meetings per year.
				$1,500 for each Compensation Committee, Corporate Responsibility Committee, Governance Committee, Risk Committee, or Strategy & Finance meeting in excess of four meetings per year.
		3.	Ad Hoc Committees: In the event a Committee is formed for a special project; the Committee members will be paid $1,500 per meeting and the Chairman will be paid a retainer in an amount approved by the Board of Directors.
II.	Other Benefits & Items
	A.	$50,000 Group Life Insurance*
	B.	$250,000 24 Hr. Accident Protection Insurance (applies to travel to or from, or conducting business for SJI)
	C.	Restricted Stock Deferral Plan
	D.	D&O Insurance -		$50 Million w/$15 Million “Side A” Coverage
				No Deductible for D&O
				$200,000 Deductible for Corporation
	E.	Travel Expenses Reimbursed Upon Request
III.	Share Ownership Requirements
	Non-employee members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of a Director’s annual retainer for Board Service. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements. All Directors have six years to satisfy the share ownership requirement after an increase in share ownership in the share ownership guidelines.

* These insurance benefits were eliminated for Directors that joined the Board after April 2011.

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Corporate Governance

In March of 2012, the Governance Committee nominated an Independent Director to serve as Chairman of the South Jersey Energy Solutions, LLC (SJES) Executive Committee. Based on the recommendation of Cook, the Board determined that an additional retainer would be paid for independent directors who serve as Chairman of the Board of SJI and its subsidiaries. Commencing May 2012, an $8,000 annual retainer was paid to Joseph M.

Petrowski, who served as the Chairman of the SJES Executive Committee and the SJI Midstream Executive Committee through April 21, 2017. Director Higgins, Chairman of the South Jersey Gas Company Board of Directors, did not receive an additional retainer for this role as he received additional compensation as Chairman of the SJI Board.

Independent Director Compensation for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Sarah M. Barpoulis	98,500	89,977	—	—	—	60	188,537
Thomas A. Bracken	88,500	89,977	—	—	—	330	178,807
Keith S. Campbell	81,333	89,977	—	—	—	330	171,640
Victor A. Fortkiewicz	85,083	89,977	—	—	—	330	175,390
Sheila Hartnett-Devlin	96,500	89,977	—	—	—	330	186,807
Walter M. Higgins III	115,000	129,988	—	—	—	330	245,318
Sunita Holzer	84,667	89,977	—	—	—	60	174,704
Joseph H. Petrowski	30,667	89,977	—	—	—	110	120,754
Joseph M. Rigby	93,500	89,977	—	—	—	60	183,537
Frank L. Sims	89,000	89,977	—	—	—	60	179,037

(1)	Per the 2017 Director Compensation Program, except for Director Higgins, the independent directors were granted 2,910 restricted stock units valued at $89,977.20 using the daily closing prices for the last two quarters of 2016. Director Higgins, as Chairman of the Board, was granted 4,204 restricted stock units valued at $129,987.68. The above chart reflects the aggregate grant date fair value of restricted common stock awards granted in the respective fiscal year, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation - Stock Compensation, which requires that the grant be measured at the grant date fair value.
(2)	Represents payments made by SJI for group life insurance and accident protection insurance.

Certain Relationships

Mr. Campbell is Chairman of Mannington Mills, Inc., which purchases natural gas from Company subsidiaries. Commencing January 2004, as a result of winning a competitive bid,

another Company subsidiary operates a cogeneration facility that provides electricity to Mannington Mills, Inc.

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to a policy adopted by the Company’s Governance Committee, the Company’s executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with the Company without the Governance Committee’s or other independent Board committee’s prior consent, in cases in which it is inappropriate for the Governance Committee to review the transaction due to a conflict of interest.

In approving or rejecting the proposed transaction, the Governance Committee shall consider the facts and circumstances available and deemed relevant to the Committee. The Governance Committee shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Governance Committee determines in the good faith exercise of its discretion.

24 |	South Jersey Industries, Inc. - 2018 Proxy Statement

EXECUTIVE OFFICERS

Compensation Committee Report

We have reviewed the following Compensation Discussion and Analysis with management. Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement, Form 10-K and Annual Report for the year ended December 31, 2017.

COMPENSATION COMMITTEE

Sunita Holzer, Chairman

Sarah M. Barpoulis

Keith S. Campbell

Joseph M. Rigby

Compensation Discussion & Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” (“NEOs”):

•	Michael J. Renna – President and Chief Executive Officer

•	Stephen H. Clark – Executive Vice President and Chief Financial Officer

•	Jeffrey E. DuBois – Executive Vice President and Chief Operating Officer, SJI
•	David Robbins Jr. – Senior Vice President and President South Jersey Gas

•	Kathleen A. McEndy – Senior Vice President and Chief Administrative Officer

Executive Summary

Fiscal 2017 Business Highlights

Key business highlights for 2017 are as follows:

Growing regulated focus. With a strategic shift in 2015, the company turned its focus to growing earnings from regulated investments. In October 2017, SJI announced its intent to acquire the assets of Elizabethtown Gas and Elkton Gas companies from Southern Company Gas. This transformative acquisition will position SJI as the second largest natural gas provider in New Jersey with over 681,000 customers.

Successful execution. During 2017, SJI strategically eliminated $9.1 million of investment tax credits from earnings, finishing the year with Economic Earnings totaling $98.1 million. The company also executed its eleventh fuel supply management contract and brought its sixth contract on-line in 2017.

Progress Towards the Goal:

SJI continued moving along the path towards achieving its stated goal of delivering $150 million of Economic Earnings in 2020. A significant milestone along the way was the successful completion of a utility base rate case that recognized the significant infrastructure investment made to date. At the same time, substantial investments being made in customer service and organizational and individual development are expected to significantly benefit future performance.

2017 Performance.

•	SJI Economics Earnings totaled $98.1 million in 2017, compared with $102.8 million in 2016. That performance was achieved despite the strategic decision to eliminate solar project development in 2017; which development contributed $9.1 million to earnings in 2016 from Income Tax Credits (ITCs).

•	Economic Earnings Per Share totaled $1.23 in 2017 compared with $1.34 in the prior year, reflecting the full year impact of shares issued during our 2016 equity offering, as well as the elimination of earnings from investment tax credits.

•	2017 Return on Equity was 7.9%.

•	South Jersey Gas grew earnings by 5.1% through investments in our distribution system and customer growth driving utility earnings to $72.6 million. The November base rate case approval will contribute an additional $14.8 million to earnings in 2018.

•	Our commodity marketing and fuel management business, South Jersey Energy Group, contributed $21.3 million in 2017, a 20% increase from the prior year, despite experiencing unfavorable weather conditions until the very end of the year. Consistent with our strategic plan, the addition of new fuel management contracts is enhancing the repeatability of performance in this business. Additionally, the ability to optimize new capacity, particularly in colder months, and the expiration of legacy producer contracts contributed to significantly improved full year results.

•	The contribution from South Jersey Energy Services, our energy production business, was primarily impacted by two items that benefited 2016 results but did not reoccur in 2017 - the strategic elimination of investment tax credits from earnings and a legal settlement. Results for 2017 reflected an Economic Earnings loss of $2.8 million, as compared to earnings of $16.5 million in 2016.

•	Our Midstream business, a new segment in 2017, contributed $4.6 million to Economic Earnings in 2017, as our investment in a pipeline joint-venture increased.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 25

Compensation Discussion & Analysis

Fiscal 2017 Compensation Highlights and Key Decisions

Based on the Committee’s review of the executive compensation program, we determined that for FYE 2016, NEO compensation was below market median and generally at or below the 25th percentile. Overall, compensation decisions made for fiscal 2017 brought target total pay positioning for our CEO around the 25th percentile of our peers and for our other NEOs generally between the 25th percentile and median of our peers, with positioning varying by individual.

The executive compensation program remained generally unchanged for fiscal 2017, given that it continues to align with the Company’s short-term and long-term business objectives.

The compensation program for the NEOs during fiscal 2017 consisted of the following pay elements:

Base Salary	+	Annual Incentive Plan (“AIP”)	+	Performance-Based Restricted Stock (“PBRS”)	+	Time-Based Restricted Stock with a Performance Hurdle (“TBRS”)

NEO Target Total Compensation

Through the comprehensive review of the executive compensation program noted above, we determined that for FYE 2016, NEO total compensation was below market median and generally at or below the 25th percentile of the peers for most NEOs. Factoring in the market positioning as one input, in addition to consideration of other relevant factors such as an individual’s performance and potential, the breadth, scope and complexity of the role, internal equity and attraction and retention objectives, the Committee approved compensation increases for Mr. Renna and all other NEOs, as further described below. For further details on NEO target compensation in 2017, refer to the section in this CD&A entitled “Detailed Discussion and Analysis.”

CEO

•	Effective January 1, 2017, Mr. Renna, in his role as President and Chief Executive Officer, received an increase in his base salary from $605,000 to $700,000, target AIP increase as a percentage of salary from 85% to 100% and annual LTI increase as a percentage of salary from 170% to 200%. For FYE 2016, Mr. Renna’s compensation was below the 25th percentile of the peers, and these changes were intended to recognize him for his performance in his role as President and Chief Executive Officer, as well as his relative target total pay positioning vs. market. These increases brought his 2017 target total pay positioning around the 25th percentile of our peers.

All Other NEOs

•	The Committee approved compensation increases for all other NEOs in the way of salary adjustments ranging from 5.2% to 25.9%, as well as increases in target AIP opportunities for Messrs. Clark and Robbins, and LTI opportunity for Mr. Clark. For FYE 2016, NEO compensation was generally below the 25th percentile of the peers, and these changes were generally intended to bring each NEO’s target total compensation closer to median and recognize each NEO’s individual performance in his or her role. For NEOs receiving larger salary increases, these changes also reflect moving into new roles with additional responsibilities.

26 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

Total Compensation Mix

While there is not a specific formula for the mix of pay elements, there is greater weighting on performance-based compensation elements over fixed pay for all of the NEOs.

Pay for Performance

Actual compensation received in Fiscal 2017 reflects the Company’s performance:

•	The portion of the AIP for Fiscal 2017 based on SJI core earnings paid out 85% due to achieving below target performance.

•	PBRS awards for the performance period ended fiscal 2017 paid out 18.1%.

•	The Company achieved 7.9% in ROE in Fiscal 2017, which satisfied the performance condition of 7% ROE for 2017 TBRS grants. This performance condition is intended to satisfy the conditions for deductibility under Section 162(m) of the Code. Grants are subject to continued time-based vesting.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 27

Compensation Discussion & Analysis

Compensation Practices

The Company and the Compensation Committee regularly monitor best practices and emerging trends in executive compensation and determine what enhancements should be made to strengthen the compensation program. Below is a list of the compensation practices that are (or, where noteworthy, are not) incorporated into the current executive compensation program, which are aligned with stockholders’ interests.

Things We Do		Things We Don’t Do
✓	Majority of LTI awards are performance-based	✗	Excise tax gross ups
✓	Multiple financial and stock-based metrics in incentive plans	✗	Repricing or exchange of equity awards without shareholder approval
✓	Use of absolute and relative performance measurement in incentive plans	✗ ✗	Employment agreements Permit hedging or pledging of Company stock
✓	Caps on incentive awards
✓	Stock ownership guidelines and holding requirements for all NEOs
✓	Change-in-control “double-trigger” for equity award vesting and severance benefits
✓	Clawback provisions on incentive awards
✓	Limited number of perquisites
✓	Independent compensation consultant

Shareholder Say-on-Pay Vote and Company Response

At the Company’s Annual Meeting of Shareholders held in April 2017, shareholders were presented with a vote to approve, on an advisory basis, the compensation paid to the NEOs as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement relating to that meeting (referred to as a “say-on-pay” proposal). Ninety-eight percent of the votes cast on the say-on-pay proposal voted in favor of the proposal, indicating their strong support of the executive compensation program. Consistent with the Company’s commitment to stockholders’ interests and SJI’s pay-for-performance approach, the Compensation Committee continued to examine the compensation program and make changes where warranted.

Detailed Discussion & Analysis

Executive Compensation Principles

The Company’s executive compensation program applies to all Company Officers, including NEOs and is designed to aid in achieving the Company’s strategic plan while increasing shareholder value. Executive compensation program decisions were made based on the following principles:

•	Directly and measurably link the executive compensation program to business and individual performance with a substantial portion of the compensation designed to create incentives for superior performance and meaningful consequences for below target performance and no payout below threshold performance;
•	Set total compensation to be competitive with peer companies to attract, retain and motivate high performing business leaders;
•	Align the interests of NEOs with shareholders so that compensation levels are commensurate with relative shareholder returns and financial performance;
•	Balance short-term and long-term financial and strategic objectives and reward NEOs for the businesses for which they are responsible and for overall Company performance, as appropriate;
•	Use independent compensation consultants who report directly to the Committee; and
•	Use the peer group 50th percentile as a reference point when assessing compensation levels.

28 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

2017 Compensation Components

The Company’s executive compensation structure consists of base salary, AIP and LTI. AIP and LTI are directly linked to achieving predefined short-term and long-term performance goals.

Descriptions of each component of the compensation program for the NEOs are set forth below:

Pay Element	Description	Rationale
Salary	Fixed cash opportunity.	Provides compensation for role, level of responsibility and experience.
Annual Incentive Plan (“AIP”)	Annual cash compensation with variable payout depending on performance against pre-determined goals for the fiscal year.	Drives and incents annual performance across key financial and individual performance measures.
Long-Term Incentives (“LTI”)	LTI is granted 70% in performance-based restricted stock (“PBRS”), based on Total Shareholder Return (“TSR”) vs. peers and economic earnings growth, and 30% in time-based restricted stock (“TBRS”) with a ROE performance condition.	100% performance-based vehicles ensures payout only occurs if threshold level of performance is achieved. Drives long-term financial performance, shareholder value and executive retention.
Benefits and Perquisites	Health and welfare benefits provided consistent with those generally provided to all employees. In addition, NEOs are also eligible for certain additional retirement and insurance-related benefits and limited perquisites (i.e., company automobile and executive physicals). See Other Benefits and Perquisites section for more detail.	Supports attraction and retention objectives and helps ensure the overall competitiveness of the compensation program vs. the market.

Pursuant to SEC regulations, the Summary Compensation Table on page 38 shows total compensation for our NEOs, including the change in pension value and nonqualified compensation earnings. The number shown for Mr. Renna in the Change in Pension Value and Nonqualified Compensation Earnings column for 2017 is reflective of his entering the SERP upon turning 50 in 2017. As a result, this number reflects the accumulation of his SERP benefit earned based on all of his service from his original hire date (20 years). Going forward, the number shown in the Change in Pension Value and Nonqualified Compensation Earnings Column each year will reflect only one year of service. We believe that Mr. Renna’s year-over-year change in pension value is not representative of the compensation he received in 2017. Therefore, we included a separate column in the Summary Compensation Table that reflects total compensation minus the change in pension value and nonqualified compensation earnings for Mr. Renna and the other NEOs, as we believe this number is more representative of actual compensation.

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Compensation Discussion & Analysis

Specific 2017 pay decisions for each pay element were as follows:

Base Salary

The Compensation Committee determines base salaries for the NEOs each year taking into account multiple factors such as the individual’s performance and potential, breadth, scope and complexity of the role, internal equity, as well as market positioning. The Committee also considers the analyses provided by our independent compensation consultants who reaffirmed that for FYE 2016, our position relative to peers was below the median and generally at or below the 25th percentile of the peer group. We made changes to bring compensation closer to median effective January 1, 2017. In addition, in the case of NEOs other than the CEO, the Committee takes into consideration the recommendations of the CEO.

At the beginning of 2017, the Compensation Committee approved a salary increase for Mr. Renna of 15.7% and salary increases for each of the other NEOs ranging from 5.2% to 25.9% effective on January 1, 2017. These salary increases were determined considering the NEOs’ target total pay positioning generally at or below the 25th percentile of the peers, internal equity, succession planning and retention objectives, as well as expansion in individuals’ roles and responsibilities. Following the salary increases, as well as increases to the AIP and LTI opportunities for certain NEOs, as described in the following sections, the CEO’s target total pay positioning was around the 25th percentile of the peers, while the other NEOs’ target total pay positioning was generally between the 25th percentile and median.

Named Executive Officer	Annual Base Salary at FYE 2016 $Value	Annual Base Salary Effective 1/1/2017 $Value
Michael J. Renna	605,000	700,000
Stephen H. Clark	385,000	410,000
Jeffrey E. DuBois	404,000	425,000
David Robbins Jr.	270,000	340,000
Kathleen A. McEndy	330,000	360,000

Annual Incentive Plan

Each NEO had a pre-established AIP opportunity for 2017. Actual AIP awards can range from 0 to 150 percent of each NEO’s target AIP opportunity based on the achievement of the performance metrics discussed below. The 2017 target AIP award opportunity for each Named Executive is set forth below:

Target AIP Awards for the NEOs

	2016 Target AIP Awards		2017 Target AIP Awards
Named Executive Officer	% of Salary	$ Value	% of Salary	$ Value
Michael J. Renna	85%	514,250	100%	700,000
Stephen H. Clark	60%	231,000	70%	287,000
Jeffrey E. DuBois	70%	282,800	70%	297,500
David Robbins Jr.	60%	162,000	70%	238,000
Kathleen A. McEndy	60%	198,000	60%	216,000

The AIP drives and rewards short-term performance. The performance metrics used for the NEOs for 2017 were based on various metrics, including SJI core earnings, South Jersey Gas (“SJG”) core earnings, and individual balanced scorecard objectives. Performance and resulting payouts for each metric were assessed independently. Specific metrics and weightings vary by individual based on role and responsibility as set forth below:

	Core Earnings
Named Executive Officer	SJI	South Jersey Gas (“SJG”)	Balanced Scorecard
Michael J. Renna	75%		25%
Stephen H. Clark	50%		50%
Jeffrey E. DuBois	50%		50%
David Robbins	25%	25%	50%
Kathleen A. McEndy	50%		50%

30 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

2017 Core Earnings Pay/Performance Scales and Actual Results

The annual incentive goals and payout scales are set at the beginning of the fiscal year, based on expected levels of performance for that coming year. No payment is made to our named executive officers for the core earnings component of the annual incentive plan unless threshold performance is met. Our core earnings are defined as our economic earnings less investment tax credits and adjusted for non-operational events. The threshold core earnings performance level for SJI in 2017 was set equal to actual SJI core earnings in

2016. Therefore, core earnings performance at or above prior year actual performance was required for any payout for our SJI core earnings component. The target core earnings performance level for SJG in 2017 was set below actual SJG core earnings in 2016 to reflect the 2017 SJG budget. Actual performance and the payouts are interpolated between the levels set forth below.

For SJI core earnings, the goals and payout scales, and actual results for 2017 were as follows:

	SJI Core Earnings Pay/Performance Scale
Performance Level	SJI Core Earnings $ Value ($M)	Payout as a % of Target
Maximum	≥106.5	150%
Target	99.1	100%
Threshold	90.0	50%
Below Threshold	<90.0	0%
Actual Performance	96.3	85%

SJI core earnings of $96.3 million represents 7% growth over prior year.

For SJG core earnings, the goals and payout scales, and actual results for 2017 were as follows:

	SJG Core Earnings Pay/Performance Scale
Performance Level	SJG Core Earnings $ Value ($M)	Payout as a % of Target
Maximum	≥70.0	150%
Target	67.0	100%
Threshold	64.0	50%
Below Threshold	<64.0	0%
Actual Performance	72.6	150%

SJG core earnings of $72.6 million represents 5.1% growth over prior year.

2017 Balanced Scorecard Summary Objectives

In addition to the financial performance components used to determine the AIP awards described above, awards to NEOs are based on individual balanced scorecard performance. An individual balanced scorecard (“BSC”) is a strategic performance management tool that has four quadrants that may be used to measure financial and non-financial goals. The BSC measures may include financial, customer, process and learning and growth.

The CEO’s performance highlights for the year included: continuing to execute the long-term strategy, achieving strategic growth milestones, promoting a culture of safety and exceptional customer service and expanded talent and leadership development efforts.

Fiscal 2017 performance highlights for the other NEOs:

Stephen H. Clark

•	Managed capitalization and liquidity in support of strategic goals
•	Enhanced management information reporting for both internal and external purposes
•	Enhanced efficiency through departmental reorganization and maintained focus on staff development
•	Supported new business opportunities and acquisition activity

Jeffrey E. DuBois

•	Provided leadership to strategic projects and programs including regulatory and infrastructure initiatives
•	Continued progress in promoting a culture of exceptional service and driving customer growth
•	Reinforced a culture of safety through training and communication and ensured program compliance
•	Implemented comprehensive succession plan and related development plans

David Robbins

•	Provided leadership to achievement of accelerated infrastructure improvement targets
•	Optimized and implemented improvements for customer experience
•	Reinforced commitment to safety and ensured achievement of 2017 safety goals
•	Improved functionality, efficiency and productivity across the organization

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Compensation Discussion & Analysis

Kathleen A. McEndy

•	Continued progress aligning organization and talent with key objectives and providing leadership development
•	Deployed stakeholder relations resources in support of major initiatives. Strengthened communications capabilities.
•	Executed AC building plan and developed retrofit plan for Folsom building
•	Strengthened succession planning process

BSC objectives are predefined at or close to the beginning of the calendar year in which they are to be performed. The objectives are tied to business plans for the applicable year. The Compensation Committee approves the objectives for the CEO at the beginning of the year and assesses his performance at the close of the calendar year based on a review of his performance in comparison to his specific goals. The BSC for the other Named Executive Officers is determined based on the CEO’s review of each entity’s business initiatives and individual performance assessments that are then ratified by the Compensation Committee. The Compensation Committee approves the BSC payment of the AIP for each Named Executive Officer.

Payment for achieving balanced scorecard objectives range from 0% at below threshold, 50% at threshold, 100% at target to 150% at maximum. Payment for achieving results between these levels is interpolated.

The level of performance achieved for each BSC objective is dependent upon the terms of the objective itself, relative to each NEO’s performance. For 2017, our NEOs’ BSC payouts reflect each NEO’s performance versus their individual BSC objectives as described above, as well as our Company’s overall achievements over the year versus our strategic initiatives Based on the performance level achieved, our CEO received a 150% payout on the individual BSC portion of the AIP (weighted 25% of his total AIP payout). Individual BSC payouts for our other NEOs, weighted 50% of their total AIP payouts, were as follows: 125% for Messrs. Clark and DuBois and 150% for Mr. Robbins and Ms. McEndy.

The 2017 AIP target opportunity for each NEO and actual payout, reflecting actual core earnings and individual BSC results is set forth below:

Named Executive Officer	Target AIP Opportunity ($)	Core Earnings Weighted % Payout	BSC Objectives Weighted % Payout	Total Payout as a % of Target	Total AIP Award Received for 2017 Performance ($)
Michael J. Renna	700,000	63.75%	37.5%	101.25%	708,750
Stephen H. Clark	287,000	42.5%	62.5%	105%	301,350
Jeffrey E. DuBois	297,500	42.5%	62.5%	105%	312,375
David Robbins	238,000	58.75%	75%	133.75%	318,325
Kathleen A. McEndy	216,000	42.5%	75%	117.5%	253,800

Long-Term Incentives

Awards Granted in 2017

For 2017, the LTI component of the executive compensation program for NEOs consists of 70% performance-based restricted stock (“PBRS”) grants and 30% time-based restricted stock

(“TBRS”) with a performance condition to satisfy the conditions for tax deductibility under Section 162(m) of the Code.

2017 PBRS Award

PBRS awards are earned based on the following performance measures:

•	50% based on the Company’s three-year total shareholder return (“TSR”) vs. peer group performance

•	50% based on three-year compound annual economic earnings growth

TSR directly ties to shareholder return and economic earnings growth is a financial measure that links awards to longer-term operating performance and financial goals.

The relative TSR goals are set at levels consistent with market practice for similar relative TSR based long-term performance awards and reflect rigorous performance hurdles.

The economic earnings goals are set at levels that require long-term growth for any payouts to be received for these components.

The PBRS goals and payout scales are set at the beginning of the three-year performance period. The Committee has developed a schedule to determine the actual amount of the LTI awards earned, evaluated for each measure separately, as shown below.

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Compensation Discussion & Analysis

Specific performance and the resulting payout will be interpolated between the levels indicated below. PBRS can be earned from 50% of target shares granted if threshold performance is met and up to 200% of target shares granted if maximum performance is met. No shares are earned for performance below threshold performance level.

Provided below are the pay-and-performance scales for the 2017 PBRS awards:

	TSR vs. SJI Peers
Performance Level	SJI’s 3-Year TSR Percentile Positioning vs. Peers	Payout as a % of Target
Maximum	≥99th	200%
Stretch	80th	150%
Target	50th	100%
Threshold	35th	50%
Below Threshold	<35th	0%

	Compound Annual Economic Earnings Growth
Performance Level	SJI’s 3-Year Compound Annual Economic Earnings Growth	Payout as a % of Target
Maximum	≥15%	200%
Target	9%	100%
Threshold	3%	50%
Below Threshold	<3%	0%

2017 TBRS Award

TBRS grants made in 2017 vest in three equal installments in March 2018, January 2019 and January 2020, subject to achieving the performance condition of at least 7% ROE in 2017. This performance condition is intended to satisfy the conditions for deductibility under Section 162(m) of the Code. Actual ROE for 2017 was 7.9%, exceeding the ROE performance condition. The 2017 TBRS grants are subject to continued time-based vesting.

Fiscal 2017 LTI Award Opportunities

The Compensation Committee considered the data provided by the independent compensation consultants, which reaffirmed the Compensation Committee’s understanding that, for FYE 2016, total compensation for the NEOs was below market median and generally at or below the 25th percentile. In particular, the LTI target opportunities were below market for 2016. Given the relatively low market pay position and considering pay for performance alignment for some of the NEOs, the Committee approved increases to LTI target opportunities for 2017 for Messrs. Renna and Clark as set forth below.

	2016 Target LTI		2017 Target LTI
Named Executive Officer	% of Salary	$ Value	% of Salary	$ Value
Michael J. Renna	170%	1,028,500	200%	1,400,000
Stephen H. Clark	85%	327,250	100%	410,000
Jeffrey E. DuBois	100%	404,000	100%	425,000
David Robbins	100%	270,000	100%	340,000
Kathleen A. McEndy	85%	280,500	85%	306,000

Details with respect to the number of shares, stock prices on the date of grant and grant date values for the NEOs’ 2017 LTI grants are provided in the “Grants of Plan-Based Awards and Outstanding Equity Awards” tables.

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Compensation Discussion & Analysis

Fiscal 2015 LTI Grant Payout

The LTI goals and payout scales are set prior to the beginning of the upcoming three-year performance cycle. Specifically, for the LTI performance cycle ended in fiscal 2017, goals were set prior to the beginning of fiscal 2015 and were based 40% on three-year TSR vs. the peer group, 30% on 3-year compound annual EPS growth, and 30% on 3-year average ROE. The LTI goals were set at appropriate levels that fully supported the pay-for-performance philosophy. In addition, the relative goals are designed to be consistent with typical market practices among companies also setting LTI goals relative to peers.

For relative TSR, the goals and payout scales, and actual results for 2017 were as follows:

Performance Level	SJI Relative TSR Percentile Positioning vs. Peers	Payout as a % of Target
Maximum	≥99th	200%
Stretch	80th	150%
Target	50th	100%
Threshold	35th	50%
Below Threshold	<35th	0%
Actual Performance – Relative TSR	0th	0%

For EPS growth, the goals and payout scales, and actual results for 2017 were as follows:

Performance Level	SJI EPS CAGR	Payout as a % of Target
Maximum	10.0%	200%
Target	6.0%	100%
Threshold	2.0%	50%
Below Threshold	<2.0%	0%
Actual Performance – EPS CAGR	–7.8%	0%

For ROE, the goals and payout scales, and actual results for 2017 were as follows:

Performance Level	SJI ROE Average	Payout as a % of Target
Maximum	15.0%	200%
Target	11.0%	100%
Threshold	9.0%	50%
Below Threshold	<9.0%	0%
Actual Performance – ROE Average	9.4%	60.2%

For the three-year performance cycle ended December 31, 2017 (Fiscal 2015 PBRS award), the total weighted payout based on the performance above is 18.1%.

Benefits and Perquisites

Each of the NEOs is eligible for other employee benefit plans generally available to all employees (e.g., qualified pension plan, deferred compensation plan, major medical and health insurance,

disability insurance, 401(k) Plan) on the same terms as all other employees. In addition to those benefits, NEOs are eligible for the following benefits:

Non-Qualified Supplemental Retirement Plan (the “SERP”)

•	Employees who became officers prior to 2016 are also covered by a supplemental retirement plan (the “SERP”) upon attaining age 50. Compensation under the SERP is considered as base salary plus annual incentives. See Pension Benefits Table section for further detail. In 2016, the plan was closed to new participants.

Non-Qualified Performance-Based Defined Contribution Plan (the “PBDCP”)

•	Beginning in 2016, newly appointed Officers may participate in the PBDCP. Each year, Officers/NEOs in the PBDCP may receive an “Employer Credit” which is a company contribution that is a percentage of annual cash compensation ranging from 8%-12% of compensation based on the age of the
NEO. The annual Employer Credit is subject to the Company achieving a pre-set annual performance metric hurdle. PBDCP account balances are not vested until age 50. Plan participants that terminate prior to age 50, forfeit their entire account balance.

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Compensation Discussion & Analysis

Supplemental Saving Plan Contributions

•	The Internal Revenue Code limits the contributions that may be made by, or on behalf of, an individual under defined contribution plans such as the Company’s 401(k) Plan. NEOs are reimbursed the amount of Company contributions that may not be made because of this limitation. Amounts paid pursuant to this policy are included in the Summary Compensation Table.

Disability Insurance

•	NEOs are eligible for short-term disability benefits equal to 100% of the NEO’s base salary for a certain period of time depending on years of service. Long-term disability (LTD) begins upon the expiration of temporary disability benefits and is generally paid at a rate of 60% of the NEO’s base salary up to a monthly maximum benefit of $10,000. Due to limitations in the group LTD benefits, in 2017, a supplemental LTD plan was implemented to cover up to 60% of salary and cash bonus up to a monthly maximum benefit of $25,000.

Group Life Insurance

•	NEOs are provided with both group life insurance and 24- Hour Accident Protection coverage. The insurance premiums for these benefits are paid by the Company and the NEO is responsible for resultant federal, state or local income taxes. Amounts paid pursuant to this policy are included in the Summary Compensation Table.

Supplemental Survivor’s Benefit

•	Upon the death of any NEO while employed by the Company, his/her surviving beneficiary shall receive a lump sum payment of $1,000 to be paid as soon as practical following the NEOs’ death. The surviving beneficiary will receive a lump sum death benefit based upon years of service with the Company in the amounts of six months base salary for 10-15 service years; nine months base salary for 15-25 service years; and 12 months base salary for 25+ service years. Such payment is offset by proceeds from the NEOs’ retirement plans in the year of death.

Other Benefits and Perquisites

•	NEOs are provided an automobile to be used for business and at the NEO’s discretion, for commuting and other non-business purposes. Each NEO is responsible for any federal and/or state income taxes that result from non-business usage.
•	The Company provides NEOs with an annual physical examination at the Company’s expense.

Approach for Developing the Executive Compensation Program

Role of the Compensation Committee

SJI’s executive compensation program is administered by the Committee. The Committee members meet the New York Stock Exchange’s independence standards. In determining the independence of members of the Compensation Committee, the Board considers all factors specifically relevant to determining whether the director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including: (i) the source of the director’s compensation, including any consulting, advisory or other compensation fees; and (ii) any affiliate relationships between the director and the Company or any of its subsidiaries. In accordance with its charter, the Committee sets the principles and strategies that guide the design of the employee compensation and benefit programs for the NEOs.

The Committee annually evaluates the CEO’s performance. Taking performance into consideration, along with recommendations from the compensation consultant (discussed below), the Committee then establishes and approves compensation levels for the CEO, including annual base salary and AIP and long-term stock incentive awards. The Committee also reviews recommendations from the CEO regarding the CEO’s evaluation of, and pay recommendations for, the other NEOs. The Committee evaluates and approves the recommendations, as appropriate. All performance goals for the NEOs’ AIP awards are established at the beginning of each year for use in the performance evaluation process. The Committee reviews direct compensation (base salary, AIP and long-term incentives) annually. The Committee meets regularly in executive sessions without members of management present to evaluate the executive compensation program and reports regularly to the Board of Directors on its actions and recommendations.

The Committee reviews indirect compensation (non-qualified retirement plan and other benefits and change in control agreements) on a 3-year cycle, or more frequently, if warranted, based on market conditions and the recommendation of the independent compensation and benefits consultant.

Role of Independent Consultants

To assist the Committee in its evaluation of the executive compensation program for 2017, the Committee retained an independent compensation consultant, ClearBridge Compensation Group, LLC (“ClearBridge”). ClearBridge’s role as independent advisor to the Committee includes:

•	Providing research, analyses and design expertise in developing compensation programs for executives and incentive programs for eligible employees

•	Reviewing management recommendations to ensure alignment with business and compensation objectives
•	Keeping the Committee apprised of regulatory developments and market trends related to executive compensation practices

•	Attending Committee meetings to provide information and recommendations regarding the executive compensation program while being available to participate in executive sessions and communicate with the Committee between meetings, as appropriate

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Compensation Discussion & Analysis

During 2017, in connection with its review of South Jersey Industries’ Executive benefit programs, the Committee also retained an independent benefits consultant, Pinnacle Financial Group (“Pinnacle”) to provide consulting services for the nonqualified deferred compensation plan and the supplemental long term disability plan. Pinnacle assisted with the plan design, financial analysis, record-keeper selection, education and communication with plan eligibles, and plan implementation.

The Committee reviewed its engagement with ClearBridge and Pinnacle and believes there are no conflicts of interest between these firms and the Committee. In reaching this conclusion, the Committee considered the factors regarding compensation advisor independence set forth in the SEC rule effective July 27, 2012 and the NYSE proposed listing standards released on September 25, 2012 that were adopted by the SEC on January 11, 2013.

Role of the Compensation Peer Group

Along with reviewing the executive compensation program, the Committee reviews and determines the appropriate peer group companies for benchmarking purposes. Consistent with the goal of providing competitive compensation, the executive compensation programs are compared to those programs in place at identified peer companies. For 2017, the Committee, in consultation with its independent consultant, ClearBridge, selected a peer group that was comprised of 12 similarly sized gas and multi-utility companies with comparable revenue and market capitalization. The peer group consists of the following companies:

Avista Corp.	Black Hills Corporation	New Jersey Resources Corp.
Northwest Natural Gas Co.	NorthWestern Corp.	ONE Gas, Inc.
Piedmont Natural Gas Co.	Questar Corporation	Southwest Gas Corporation
Spire, Inc.	Vectren Corp.	WGL Holdings, Inc.

This peer group was consistent with the peer group used in 2016, with the following exceptions: ONE Gas, Inc. was added given its size and business relevance and UIL Holdings was removed following its acquisition by Iberdrola USA. For fiscal 2018, the peer group was further revised to add National Fuel Gas Company, PNM Resources, Inc., and Portland General Electric Company given their size and business relevance and remove Piedmont Natural Gas Co. following its acquisition by Duke Energy, and Questar Corporation following its acquisition by Dominion Resources.

The Company used the above peer group for purposes of benchmarking salary, AIP, LTI, and TDC. The Committee relied on the peer group for all formal benchmarking. The Committee believes that the peer group data and industry compensation studies give the Committee an independent and accurate view of the market “value” of each position on a comparative basis. While the Company does not target any particular percentile at which to align pay, the Committee uses the peer group 50th percentile as a reference point when assessing compensation levels. The purpose of referencing the 50th percentile is to inform the Company of the relevant competitive market when making pay decisions and enable the Company to attract and retain qualified executives while at the same time protecting shareholder interests. Although the 50th percentile is used as a reference point, actual levels of pay depend on a variety of factors such as experience and individual and Company performance. Based on this information from ClearBridge and the performance evaluations (See “Role of the Compensation Committee” for more detail), the Committee determines the salary, target AIP, LTI and TDC for each NEO.

Severance/Change in Control Agreements

SJI has not entered into separate employment agreements with any employee, including any of the NEOs. Instead, the Company has an Officer Severance Plan to provide certain benefits to Company Officers, including the NEOs, upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control. The Company has also adopted separate Change in Control (“CIC”) agreements which provide the Company’s senior executive officers, including the NEOs, with certain severance benefits upon a qualifying termination following a change in control. Further details regarding the severance and change in control benefits are provided under the “Change in Control Agreements and Other Potential Post-Employment Payments” section.

Effective with the 2015 LTI grants, equity award agreements provide for “double trigger” vesting upon a change in control. Further, under the 2015 Omnibus Equity Compensation Plan, in the event of a termination by the Company without Cause, or if the employee terminates employment for Good Reason, in either case within 12 months following a change in control, outstanding awards will become fully vested as of the date of such termination. However, if the vesting of any such award is based on performance, the applicable Award Agreement specifies how the award will become vested. See the “Change in Control Agreements and Other Potential Post-Employment Payments” section for further details.

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Compensation Discussion & Analysis

Stock Ownership Guidelines and Holding Requirements

The Company has stock ownership guidelines in place for NEOs to reinforce alignment with shareholders.

CEO stock ownership guideline is 5 times the CEO’s annual base salary. All other NEOs are required to own shares of Company common stock with a market value equal to a minimum of 2 times their annual base salary. NEOs have six years to achieve their ownership guidelines. As of December 31, 2017, all NEOs are in compliance with the ownership guidelines.

Additionally, a stock holding period was introduced in 2015 that requires all of the NEOs to retain at least 50 percent of vested and/or earned shares, net of taxes, until their new stock ownership guideline has been met.

Clawback Policy

The Company has a clawback policy that applies to all annual incentive awards and long-term equity awards held by officers including our NEOs in the event of a material negative financial restatement due to fraud, negligence, or intentional misconduct.

Anti-Hedging and Anti-Pledging Policies

The Company has anti-hedging and anti-pledging policies that prohibit the Officers from engaging in any hedging or monetization transactions with respect to the Company’s securities.

Other Compensation-Related Matters

Accounting for Share-Based Compensation

Share-based compensation including restricted stock, restricted stock units and performance share awards are accounted for in accordance with Financial Accounting Standards Board

Accounting Standards Codification Topic 718 (“ASC Topic 718”), Compensation – Stock Compensation.

Impact of Tax Treatment on Compensation

Section 162(m) of the Internal Revenue Code limits the deduction allowable for compensation paid to certain NEOs over $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. While the Company generally attempts to preserve the federal income tax deductibility of compensation paid, to the extent consistent with its business goals, the Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and reserves the right to pay the Company’s employees, including NEOs, amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code. Section 162(m) was changed substantially in connection with the adoption of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017 (the “Act”). Under the Act, the “qualified performance-based” compensation exemption was repealed for tax years beginning in 2018, unless such compensation qualifies for transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. The application and interpretation of the transition relief under the legislation is ambiguous and although we expect that certain incentive compensation will satisfy this transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) as “qualified performance-based” compensation will, in fact, be fully deductible.

Risk Assessment

The Committee reviews its compensation programs in order to help mitigate the effects of excessive risk-taking. Through a combination of incentive compensation that has a short and long-term focus, the Company tries to establish an appropriate balance between achieving short-term and long-term goals. In addition, the Committee utilizes multiple metrics to help ensure that there is not undue focus on any particular financial result to the detriment of other aspects of the business. Payout schedules related to the metrics are measured after the completion of the appropriate time horizon to help ensure a full assessment of the metric. Finally, in formulating and reviewing the executive compensation policies, the Committee considers whether the policy’s design encourages excessive risk-taking and attaches specific measurable objectives to the extent possible.

During 2017, the Company, consisting of a team from the Human Resources and Risk Management departments, conducted a comprehensive assessment of the compensation programs administered by the Company and each of its subsidiaries. These evaluations focused on potential risks inherent in the compensation programs. Having reviewed the extensive risk assessment conducted by the Company, the Committee determined that the compensation programs are not reasonably likely to have a material adverse effect upon the Company and do not encourage unnecessary or excessive risk.

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Compensation Discussion & Analysis

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Compensation Earnings ($) (3)	All Other Compensation (4)	Totals ($)	Totals Without Change in Pension Value and Nonqualified Compensation Earnings ($) (5)
Michael J. Renna	2017	696,346	—	1,377,914	708,750	5,476,000	28,016	8,287,026	2,811,026
President and Chief Executive	2016	603,096	—	1,013,354	604,244	107,000	24,680	2,352,374	2,245,374
Officer	2015	528,846	—	786,842	113,437	—	20,373	1,449,498	1,449,498
Stephen H. Clark	2017	409,038	—	403,533	301,350	1,320,000	25,007	2,458,928	1,138,928
Executive Vice President	2016	383,789	—	322,436	255,833	1,116,000	23,323	2,101,381	985,381
and Chief Financial Officer	2015	347,692	—	237,627	57,750	347,000	20,541	1,010,610	663,610
Jeffrey E. DuBois	2017	424,192	—	418,322	312,375	1,622,000	43,829	2,820,718	1,198,718
Executive Vice President and	2016	403,515	—	398,051	313,201	1,441,000	23,731	2,579,498	1,138,498
Chief Operating Officer SJI	2015	388,769	—	378,305	61,425	202,000	22,874	1,053,373	851,373
David Robbins	2017	337,308	—	334,631	318,325	1,343,000	14,804	2,348,068	1,005,068
Senior Vice President and
President, South Jersey Gas
Kathleen A. McEndy	2017	358,846	—	301,174	253,800	329,000	26,569	1,269,389	940,389
Senior Vice President	2016	328,961	—	276,367	237,600	286,000	23,925	1,152,853	866,853
and Chief Administrative Officer	2015	299,231	—	203,729	99,000	105,000	23,663	730,623	625,623

(1)	Represents the full grant date fair value of awards in connection with the grants of performance-based restricted stock (PBRS) and time-based restricted stock with a performance condition (TBRS), calculated in accordance with FASB ASC Topic 718. See Footnote 2 of the Company’s financial statements for additional information, including valuation assumptions used in calculating the fair value of the award. For 2017, these numbers represent $957,901 of PBRS and $420,013 of TBRS for Mr. Renna, $280,531 of PBRS and $123,002 of TBRS for Mr. Clark, $290,805 of PBRS and $127,517 of TBRS for Mr. DuBois, $232,618 of PBRS and $102,013 of TBRS for Mr. Robbins, $209,369 of PBRS and $91,805 of TBRS for Ms. McEndy. The fair value of PBRS awards reflect the value of the award at the grant date based on the probable outcome of the performance conditions. The value of the 2017 PBRS awards on the grant date at the maximum performance payout level, calculated by multiplying the maximum number of shares by the closing stock price of the Company’s common stock on the grant date are as follows: Mr. Renna $1,960,017; Mr. Clark $574,010; Mr. DuBois $595,033; Mr. Robbins $475,972; and Ms. McEndy $428,402.
(2)	This amount represents the aggregate annual incentive awards paid out to each Named Executive with respect to 2015, 2016 and 2017 performance under the Company’s Annual Incentive Plan.
(3)	Amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit in the SERP and Retirement Plan for Employees of South Jersey Industries, Inc. All of the NEOs are currently eligible for the SERP. The SERP covers officers of South Jersey Industries who became officers prior to April 30, 2016 once they have attained age 50.
(4)	Includes employer contributions to the Company’s 401(k) Plan, reimbursement for 401(k) contributions not permitted under Internal Revenue Code, the value of group life insurance and other perquisites. The 2017 values for these items are listed in the “All Other Compensation Table” on page 39.
(5)	The Total Without Change in Pension Value and Nonqualified Compensation Earnings column reflects the amount reported in the Totals column, pursuant to SEC regulations minus the value reported in the Change in Pension Value and Nonqualified Compensation Earnings column. The amounts set forth in the Total Without Change in Pension Value and Nonqualified Compensation Earnings column may differ substantially from, and are not a substitute for, the amounts reported in the Totals column pursuant to SEC regulations. The change in pension value reported in the Change in Pension Value and Nonqualified Compensation Earnings column is dependent on a number of external variables, such as assumptions on life expectancy and interest rates, which are not reflective of Company performance and are outside of the Committee’s control. Further, the number shown for Mr. Renna in the Change in Pension Value and Nonqualified Compensation Earnings column for 2017 is reflective of his entering the SERP upon turning 50 in 2017. As a result, this number reflects the accumulation of his SERP benefit earned based on all of his service from his original hire date (20 years). Going forward, the number shown in the Change in Pension Value and Nonqualified Compensation Earnings column each year will reflect only one year of service. Therefore, we believe that including Mr. Renna’s year-over-year change in pension value is not representative of the compensation he received in 2017 and that the Total Without Change in Pension Value and Nonqualified Compensation Earnings column is more representative of 2017 compensation for Mr. Renna and the other NEOs.

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Compensation Discussion & Analysis

All Other Compensation

As of Fiscal Year End 2017

	Michael J. Renna	Stephen H. Clark	Jeffrey E. DuBois	David Robbins	Kathleen A. McEndy
401(k) Plan	$6,883	$7,743	$8,100	$4,627	$9,000
401(k) Reimbursement	$10,143	$3,564	$4,155	$108	$2,558
Group Life Insurance	$3,584	$3,975	$4,114	$3,170	$5,271
Perquisites (a)	$7,406	$9,724	$27,460	$6,899	$9,740
Total Value	$28,016	$25,007	$43,829	$14,804	$26,569

(a)	The amounts of the perquisites reflect the value of the Company-provided automobile for each NEO, as well as the value of Mr. DuBois’ car, phone, computer, and tablet.

Grants of Plan-Based Awards

The following table sets forth certain information concerning the grant of awards made to the Named Executive Officers during the year ended December 31, 2017.

Grants of Plan-Based Awards - 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts of Shares Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards ($ / Sh)	Awards ($) (3)
Michael J. Renna	1/1/2017(4)	0	700,000	1,050,000	0	29,089	58,178	—	—	957,901
	1/1/2017(5)					12,467		—	—	420,013
Stephen H. Clark	1/1/2017(4)	0	287,000	430,500	0	8,519	17,038	—	—	280,531
	1/1/2017(5)					3,651		—	—	123,002
Jeffrey E. DuBois	1/1/2017(4)	0	297,500	446,250	0	8,831	17,662	—	—	290,805
	1/1/2017(5)					3,785		—	—	127,517
David Robbins	1/1/2017(4)	0	238,000	357,000	0	7,064	14,128	—	—	232,618
	1/1/2017(5)					3,028		—	—	102,013
Kathleen A. McEndy	1/1/2017(4)	0	216,000	324,000	0	6,358	12,716	—	—	209,369
	1/1/2017(5)					2,725		—	—	91,805

(1)	Amounts represent potential cash awards payable to our NEOs determined by the level of performance achieved against the 2017 goals. Actual cash awards paid to our NEOs for 2017 performance are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Represents the possible payout of shares of the performance-based restricted stock grants and time-based restricted stock grants with a performance condition to each NEO.
(3)	Represents the full grant date fair value of the grants of restricted stock calculated in accordance with FASB ASC Topic 718. See Footnote 2 of the financial statements for additional information, including valuation assumptions used in calculating the fair value of the awards.
(4)	Represents performance-based restricted stock grants with a performance period from 2017-2019.
(5)	Represents time-based restricted stock grants subject to a 1-year ROE performance condition. Number of shares represents where award will pay out if the performance condition is achieved. There are no threshold/maximum levels for the award. If the performance condition is not achieved, the award will not vest.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 39

Compensation Discussion & Analysis

Equity Awards

The following table sets forth certain information concerning outstanding restricted stock awards for the Named Executive Officers as of December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End - 2017
Stock Awards

Name	Year		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael J. Renna	2017	(3)	—	—	29,089	908,449
	2017	(4)	—	—	12,467	389,344
	2016	(5)	—	—	30,610	955,950
	2016	(6)	—	—	8,746	273,138
	2015	(7)	—	—	17,818	556,456
	2015	(8)	—	—	2,544	79,449
	2015	(7)	—	—	1,584	49,468
	2015	(8)	—	—	226	7,058
Stephen H. Clark	2017	(3)	—	—	8,519	266,048
	2017	(4)	—	—	3,651	114,021
	2016	(5)	—	—	9,740	304,180
	2016	(6)	—	—	2,783	86,913
	2015	(7)	—	—	5,820	181,759
	2015	(8)	—	—	830	25,921
Jeffrey E. DuBois	2017	(3)	—	—	8,831	275,792
	2017	(4)	—	—	3,785	118,206
	2016	(5)	—	—	12,024	375,510
	2016	(6)	—	—	3,435	107,275
	2015	(7)	—	—	9,266	289,377
	2015	(8)	—	—	1,322	41,286
David Robbins	2017	(3)	—	—	7,064	220,609
	2017	(4)	—	—	3,028	94,564
	2016	(5)	—	—	8,036	250,964
	2016	(6)	—	—	2,296	71,704
	2015	(7)	—	—	3,824	119,424
	2015	(8)	—	—	548	17,114
Kathleen A. McEndy	2017	(3)	—	—	6,358	198,560
	2017	(4)	—	—	2,725	85,102
	2016	(5)	—	—	8,348	260,708
	2016	(6)	—	—	2,385	74,484
	2015	(7)	—	—	4,990	155,838
	2015	(8)	—	—	714	22,298

(1)	Represents grants of performance-based restricted stock at target performance and time-based restricted stock assuming the performance hurdle is met. For performance-based restricted stock, actual awards could range from 50 percent to 200 percent of target performance, with 0 percent payout for below threshold performance. For time based restricted stock, no shares will vest if the performance hurdle is not achieved.
(2)	Market value of Company common stock at December 31, 2017 was $31.23 and was used to calculate market value.
(3)	These awards consist of performance-based restricted stock that would vest in March 2020 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied.
(4)	These awards consist of time-based restricted stock with a 1-year performance condition. The performance criteria has been satisfied, and the awards will vest in three equal installments in March 2018, January 2019 and January 2020.
(5)	These awards consist of performance-based restricted stock that would vest in March 2019 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied.

40 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

(6)	These awards consist of time-based restricted stock with a 1-year performance condition. The performance criteria has been satisfied, and the awards will vest in three equal installments with the first portion having vested in March 2017, and the remaining portions to vest in January 2018 and January 2019.
(7)	These awards consist of performance-based restricted stock that would vest in March 2018 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied.
(8)	These awards consist of time-based restricted stock with a 1-year performance condition. The performance criteria has been satisfied, and the awards will vest in three equal installments with the first two portions having vested in March 2016 and January 2017, and the remaining portion to vest in January 2018.

Stock Vesting - 2017

The following table sets forth certain information concerning the vesting of restricted stock for the Company’s Named Executive Officers during the year ended December 31, 2017. No options are outstanding and none were exercised by the NEOs during the year ended December 31, 2017.

Stock Vested – 2017

Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Michael J. Renna	12,303	428,661
Stephen H. Clark	4,313	150,495
Jeffrey E. DuBois	6,559	228,760
David Robbins	2,975	103,838
Kathleen A. McEndy	4,307	150,496

(1)	This column represents the portion of the time-based restricted stock awards granted in 2015 that vested on January 1, 2017, the portion of the time-based restricted stock granted in 2016 that vested on March 1, 2017 and the performance-based restricted stock awards granted in 2014 that vested on March 1, 2017 based on performance from 2014 to 2016.
(2)	The dollar value is calculated by multiplying the number of shares that vested by the market value of the Company’s common stock on the respective vesting date. The closing prices on the vesting dates of January 1, 2017 and March 1, 2017, were $33.69 and $35.21, respectively.

Pension Benefits Table

Name	Plan Name (1) (2)	Number of Years Credited Service Under Plan at FAS Measurement Date	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year
	Retirement Plan for Employees of SJI	19	$674,000	$0
Michael J. Renna	SJI Supplemental Executive Retirement Plan	20	$5,345,000	$0
	Retirement Plan for Employees of SJI	20	$986,000	$0
Stephen H. Clark	SJI Supplemental Executive Retirement Plan	21	$3,603,000	$0
	Retirement Plan for Employees of SJI	30	$1,403,000	$0
Jeffrey E. DuBois	SJI Supplemental Executive Retirement Plan	31	$5,886,000	$0
	Retirement Plan for Employees of SJI	21	$903,000	$0
David Robbins	SJI Supplemental Executive Retirement Plan	22	$2,497,000	$0
	Retirement Plan for Employees of SJI
Kathleen A. McEndy	SJI Supplemental Executive Retirement Plan	5	$1,227,000	$0

South Jersey Industries, Inc. - 2018 Proxy Statement	| 41

Compensation Discussion & Analysis

(1)	Employees who became an officer prior to April 30, 2016 will be eligible for the South Jersey Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”) once they have attained age 50.
A participant is eligible for a normal retirement benefit under the SERP after having attained age 60. We base the normal retirement benefit on 2 percent of the participant’s “final average compensation” multiplied by years of credited service (up to 30 years), plus an additional 5 percent of final average compensation. “Final average compensation” is the average of the participant’s base pay plus annual incentive award for the highest three years in the final six years of employment.
A participant is eligible for an early retirement benefit under the SERP after having attained age 55. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year. The SERP benefit for officers hired on or after July 1, 2003 reflects a reduction for the annuity equivalent of the employer provided benefit under the Company’s 401(k) Plan.
The SERP’s normal form of payment is a life annuity with six years guaranteed.
(2)	The Retirement Plan for Employees of South Jersey Industries, Inc. (the “Retirement Plan”) provides benefits to non-bargaining employees who were hired before July 1, 2003. Eligibility for the Retirement Plan for Employees of SJI began after one year of service. The plan defines Normal Retirement Age as age 65. A Participant is eligible for a non-reduced benefit under the Retirement Plan after having attained age 60 with 5 years of service. We base the normal retirement benefit on the sum of (a) the participant’s accrued benefit as of September 30, 1989 increased 5 percent per year thereafter, and (b) 1.00 percent of the participant’s “final average compensation” plus 0.35 percent of the participant’s final average compensation in excess of covered compensation, multiplied by years of credited service after September 30, 1989 (up to 35 years less credited service as of September 30, 1989). “Final average compensation” is the average of the participant’s base pay plus commissions for the highest three years of the final six years of employment immediately preceding retirement, as defined by the plan.
A participant is eligible for an early retirement benefit under the Retirement Plan after having attained age 55 and completed five years of service. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year prior to age 60. The Retirement Plan’s normal form of payment is a life annuity with six years guaranteed.
(3)	We base present values for participants on a 3.73 percent discount rate and RP-2017 bases tables with MP-2017 generational projection scale (postretirement only), and no preretirement decrements.

Nonqualified Deferred Compensation Table

The following table sets forth certain information regarding the Company’s Restricted Stock Deferral Plan and Non-Qualified Deferred Compensation Plan. The Restricted Stock Deferral Plan permits the deferral of fully vested shares of restricted stock earned by the Company’s NEOs pursuant to previously issued performance-based, restricted stock grants. The Company does not make contributions to the plan, and all earnings referenced in the table represent dividends paid on outstanding shares of common stock.

Beginning July 2017, the company implemented a Non-Qualified Deferred Compensation Plan which offers NEOs and other highly compensated employees the ability to defer pretax base compensation and AIP awards in excess of the maximum benefits that may be provided under the Saving Plan as a result of limits imposed by the Code. Generally, NEOs may elect to defer up to 75 percent of salary and up to 100 percent of AIP. Deferral elections are made annually by eligible participants in respect to compensation to be earned for the following year. There were no contributions by the NEOs under the Non-Qualified Deferred Compensation plan in 2017.

Name	Plan Name	Executive Contribution in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals Distribution	Aggregate Balance in Last FYE (1)
Michael J. Renna	Restricted Stock Deferral Plan
	Non-Qualified Deferred Compensation plan
Stephen H. Clark	Restricted Stock Deferral Plan
	Non-Qualified Deferred Compensation plan
Jeffrey E. DuBois	Restricted Stock Deferral Plan	3,274		107		105,578
	Non-Qualified Deferred Compensation plan
David Robbins	Restricted Stock Deferral Plan	1,639		72		70,427
	Non-Qualified Deferred Compensation plan
Kathleen A. McEndy	Restricted Stock Deferral Plan
	Non-Qualified Deferred Compensation plan

42 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

(1)	The amounts represent the market value of vested shares of previously restricted stock deferred by the NEOs calculated by multiplying the number of shares of deferred stock by the market value of the Company’s common stock as of December 31, 2017, which was $31.23.
(2)	The amounts represent dividends paid on the deferred common stock. These amounts are not reported in the Summary Compensation Table as they represent dividends earned on the deferred common stock, which dividends are payable on all outstanding shares of the Company’s common stock.
(3)	The amounts represent the market value of vested shares of previously restricted stock deferred by the NEO. The Company has, in previous years, disclosed the issuance of the restricted shares as compensation in the Summary Compensation Table for such year.

Change in Control Agreements and Other Potential Post-Employment Payments

All Named Executive Officers are party to a Change in Control Agreement (“CIC Agreement”) that provides for severance benefits upon a qualifying termination following a change in control. A summary of the CIC Agreement terms are set below:

•	Severance is payable upon an involuntary termination without cause by the Company or resignation for good reason by the NEO within 1 year following a change in control. No severance is payable under the CIC agreement upon an involuntary termination without a change in control;

•	Severance equals two times (three times for the CEO) base salary and average annual incentive award for the three fiscal years immediately preceding the date of termination, along with the reimbursement of COBRA coverage costs for the applicable two or three year period, less the employee contribution rate;

•	NEOs are also entitled to receive a pro-rated annual incentive payment at target for the fiscal year in which the termination occurs; and

•	Accelerated vesting of all time-based equity awards and vesting of performance-based equity awards only to the extent provided in the award agreement evidencing the performance based award.

In addition to the CIC Agreements, all Named Executive Officers participate in the South Jersey Industries, Inc. Officer Severance Plan effective January 1, 2013 (the “Officer Severance Plan”) that provides for the following benefits upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control:

•	A lump sum cash payment equal to one times annual base salary;

•	A monthly reimbursement of the COBRA premium cost for the NEOs and their dependents (where applicable) for 12 months, less the required employee contribution rate, provided that the NEOs are eligible for and timely elect COBRA continuation coverage; and

•	Accelerated vesting of all time-based equity awards while performance-based awards vest only to the extent provided in the award agreement evidencing the performance-based awards.

Below is an estimate of the amounts payable to each NEO assuming various termination of employment scenarios on December 31, 2017.

Termination

As of Fiscal Year End 2017

Executive Benefits and Payments Upon Termination	Retirement ($)	Termination by the Company for Cause ($)	Termination by the NEO for Good Reason or by the Company without Cause following a CIC ($)	Termination by the NEO for Good Reason or by the Company without Cause without a CIC ($)
Michael J. Renna
Cash Compensation	$0	$0	$3,931,236	$730,448
Equity Compensation	$0	$0	$3,219,313	$359,645
Stephen H. Clark
Cash Compensation	$0	$0	$1,484,603	$440,448
Equity Compensation	$431,724	$0	$978,842	$112,834
Jeffrey E. DuBois*
Cash Compensation	n/a	n/a	n/a	n/a
Equity Compensation	n/a	n/a	n/a	n/a
David Robbins
Cash Compensation	$0	$0	$1,182,663	$370,448
Equity Compensation	$346,903	$0	$796,990	$96,782
Kathleen A. McEndy
Cash Compensation	$0	$0	$1,340,209	$386,001
Equity Compensation	$94,533	$0	$774,379	$88,818

South Jersey Industries, Inc. - 2018 Proxy Statement	| 43

Compensation Discussion & Analysis

Below is a description of the additional assumptions that were used in determining the payments in the tables above upon termination as of December 31, 2017:

Retirement

NEOs are entitled to pro-rated vesting of PBRS upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TBRS awards upon retirement, based on the applicable 3-year vesting period and achievement of the performance condition. The amounts for Messrs. Clark and Robbins represent the pro-rated value of outstanding shares from the 2016 and 2017 PBRS awards based on target level performance, and the pro-rated value of the 2015, 2016 and 2017 TBRS awards. The 2015 PBRS awards have been included based on actual performance. The amount for Ms. McEndy represents the pro-rated value of outstanding shares from the 2017 PBRS award based on target level performance, and the pro-rated value of the 2017 TBRS award, per the award agreement.

*Mr. DuBois retired from the position of Executive Vice President and Chief Operating Officer, SJI effective December 31, 2017.

In connection with his retirement, he was entitled to (i) a payout of his 2017 annual incentive award in the amount of $312,375, (ii) his company car, phone, computer, and tablet, with an aggregate fair market value of $20,123, as included in the Summary Compensation Table and (iii) a pro-rated payout of all outstanding shares of restricted stock, based on his service during the applicable performance period and the actual performance achieved. Assuming a pro-rated payout at actual performance for the 2015 PBRS awards, a pro-rated payout at target level for the 2016 and 2017 outstanding PBRS awards, a pro-rated payout at actual performance for the 2015, 2016, and 2017 TBRS awards, and using the market value of the Company’s common stock as of December 31, 2017 of $31.23, the value of the outstanding restricted stock awards would be $528,880. Mr. DuBois is also entitled to certain pension benefits as described under the Pension Benefits Table.

Change in Control (CIC)

A change in control generally means any of the following: (1) consummation of a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not own 50 percent or more of the shares of the surviving corporation; (2) sale or other disposition of substantially all of the assets of the Company; (3) election to the Board of Directors of SJI a new majority different from the current slate, unless each such new director stands for election as a management nominee and is elected by shareholders immediately prior to the election of any such new majority; or (4) the acquisition by any person(s) of 30 percent or more of the stock of SJI having general voting rights in the election of directors.

Section 280G Modified Cutback

Termination Following a Change in Control (Good Reason or Without Cause) – The CIC Agreements include a modified cutback if any payments under the agreements (including any other agreements) would otherwise constitute a parachute payment under Section 280G of the Code so that the payments will be limited to the greater of (i) the dollar amount which can be paid to the NEO without triggering an excise tax under Section 4999 of the Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Code with respect to such parachute payments.

Equity Compensation

Retirement – NEOs are entitled to pro-rated vesting of PBRS upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TBRS awards upon retirement, based on the applicable 3-year vesting period and achievement of the performance condition. The amounts for Messrs. Clark and Robbins represent the pro-rated value of outstanding shares from the 2016 and 2017 PBRS awards based on target level performance, and the pro-rated value of the 2015, 2016 and 2017 TBRS awards. The 2015 PBRS awards have been included based on actual performance. The amount for Ms. McEndy represents the pro-rated value of outstanding shares from the 2017 PBRS award based on target level performance, and the pro-rated value of the 2017 TBRS award, per the award agreement.

Change in Control – Upon a qualifying termination following a change in control, the award agreements currently provide that all unvested PBRS awards that are outstanding vest and pay at target level performance. TBRS awards that are outstanding will fully vest. A qualifying termination includes an involuntary termination without cause by the Company or a resignation for good reason by the NEO, each following a change in control. The amounts disclosed represent the value of outstanding 2015, 2016 and 2017 PBRS awards based on target level of performance and the value of 2015, 2016 and 2017 TBRS awards.

Termination Without a Change in Control – Under the Officer Severance Plan, upon an NEO’s qualifying termination, TBRS awards that are outstanding will fully vest. PBRS awards that are outstanding are forfeited, in accordance with the terms of the award agreements. A qualifying termination includes an involuntary termination without cause for the Company or a resignation for good reason by the NEO, absent a change in control.

Stock Price – Assumed to be $31.23 based on the market value of the Company’s common stock as of December 31, 2017.

44 |	South Jersey Industries, Inc. - 2018 Proxy Statement

Compensation Discussion & Analysis

CEO Pay Ratio

The ratio of our CEO’s compensation to our median employee’s compensation was calculated as required by the SEC pursuant to Item 402(u) of Regulation S-K. Consistent with the applicable rules we used reasonable estimates in the methodology used to identify our median employee. We determined our median employee based on 2017 W-2 gross earnings for all individuals who were employed by the Company as of December 31, 2017, excluding our CEO. This included all full-time and part-time employees of the Company aside from the CEO. Compensation was annualized for employees hired or on leaves of absence during the year.

After identifying the median employee, we calculated the median employee’s total 2017 compensation in the same way as calculated for our NEOs in the Summary Compensation Table included in this Proxy Statement. Calculated in this manner, our median employee compensation was $157,088. Our CEO’s total 2017 compensation, as set forth in the Summary Compensation Table was $8,287,026. Therefore, our CEO to median employee pay ratio was 53 to 1. As described in the Summary Compensation Table on page 38, Mr. Renna’s change in pension value and nonqualified compensation earnings for 2017 is not reflective of his compensation levels going forward. If we eliminated the change in pension value and nonqualified compensation earnings from our median employee and CEO’s total compensation, our CEO to median employee pay ratio would have been 30 to 1.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2017 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, options or other rights to acquire shares may be made from time to time.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($) (1)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(2)	455,127	—	1,820,541
Equity compensation plans not approved by security holders	—	—	—
Total 2015 Omnibus Equity Compensation Plan	455,127	—	1,820,541

(1)	Only restricted stock has been issued. The restricted stock is issuable for no additional consideration, and therefore, the shares are not included in the calculation of weighted average exercise price.
(2)	These plans include those used to make awards of performance-based and time-based restricted stock to the Company’s Officers and restricted stock to the Directors under the 2015 Omnibus Equity Compensation Plan.

South Jersey Industries, Inc. - 2018 Proxy Statement	| 45

FINANCIAL

2017 Annual Report and Financial Information

A copy of the Company’s 2017 Annual Report accompanies this proxy statement. The 2017 Annual Report is not proxy-soliciting material or a communication by which any solicitation is made.

Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Common Stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual

Meeting, the Company will send to that person, without charge, a copy of its 2017 Annual Report. Requests for this report should be directed to Ann T. Anthony, Vice President, Treasurer & Acting Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

By Order of the Board of Directors,

VP, Treasurer & Acting Corporate Secretary

March 29, 2018

46 |	South Jersey Industries, Inc. - 2018 Proxy Statement

OUR VISION
To be the Energy Company of First Choice for
Customers, Shareholders and Employees
•	Energy Industry Leader
•	Growth, Innovation, Service
•	One-Stop Energy Shopping
•	Entrepreneurial Leadership, Strategic
Alliances, Empowered Employee Base
•	Serving the Collective Good of Customers,
Shareholders, and Employees
...............................................................................
OUR MISSION
Create Value through Customer-focused
Energy Solutions
•	Maximize Long-Term Shareholder Value
•	Expanded Menu of Products and Services
•	Competitively Priced, Innovative, and High
Quality
•	Improved Growth of Stock
•	Value Added Provider of Energy Solutions
•	Returns Exceeding Traditional Regulation
................................................................................
OUR VALUES
•	Live up to Commitments and Conduct Our
Business Guided by the Highest Set of
Principles
•	Commitment to Customers, Shareholders,
Employees, and Community
•	Integrity
•	Highest Standards of Safety
•	Innovation
•	Performance
•	Respect

[SJI Logo]

Please note the meeting location!

Directions to the Resorts Casino Hotel
for the Annual Meeting of Shareholders

Resorts Casino Hotel, The Atlantic Ballroom
1133 Boardwalk, Atlantic City, New Jersey

8:15 a.m. -	doors will open to shareholders for continental breakfast
9:00 a.m. -	meeting begins
10:00 a.m. -	meeting adjourns

Admission to the Meeting:

Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. Guests of shareholders will not be admitted unless they are also shareholders as of the record date. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.

Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Photographs taken by South Jersey Industries at the 2018 Annual Shareholders’ Meeting may be used by South Jersey Industries. By attending the 2018 Annual Shareholders’ Meeting, you will be agreeing to South Jersey Industries’ use of those photographs and waive any claim or rights with respect to those photographs and their use.

DIRECTIONS TO RESORTS CASINO HOTEL IN ATLANTIC CITY

From Philadelphia

Cross the Benjamin Franklin Bridge or Walt Whitman Bridge and follow the North-South Freeway (Route 42) to the Atlantic City Expressway. At the base of the Atlantic City Expressway, turn left onto Pacific Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

From New York

Take the New Jersey Turnpike to the Garden State Parkway (Exit 11). Proceed south on the Parkway to Exit 38 (Atlantic City Expressway). Take Atlantic City Expressway (East). At the base of the Atlantic City Expressway, turn left onto Arctic Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

From Baltimore/Washington D.C.

Take I-95 North across the Delaware Memorial Bridge and follow Route 40 East to the Atlantic City Expressway. Take Atlantic City Expressway (East). At the base of the Atlantic City Expressway, turn left onto Pacific Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

Preliminary Proxy Card

VOTE BY INTERNET - www.proxyvote.com
[SJI Logo]	Use the Internet to transmit your voting instructions. Vote by 11:59 P.M. ET on May 10, 2018 for shares held directly and by 11:59 P.M. ET on May 9, 2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
SOUTH JERSEY INDUSTRIES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 10, 2018 for shares held directly and by 11:59 P.M. ET on May 9, 2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E41843-P01253	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SOUTH JERSEY INDUSTRIES, INC.
The Board of Directors recommends you vote FOR the following:

1.	To elect ten Directors (term expiring 2019).	For	Against	Abstain
Nominees:

	1a. Sarah M. Barpoulis	☐	☐	☐

	1b. Thomas A. Bracken	☐	☐	☐	The Board of Directors recommends you vote	For	Against	Abstain
FOR proposals 2, 3 and 4.
	1c. Keith S. Campbell	☐	☐	☐

2. To hold an advisory vote to approve executive compensation.

3. To approve an amendment to the Certificate of Incorporation to change the name of the Company to SJI, Inc.

4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2018.

NOTE: To transact other business that may properly come before the meeting.

						☐	☐	☐
	1d. Victor A. Fortkiewicz	☐	☐	☐

	1e. Sheila Hartnett-Devlin, CFA	☐	☐	☐		☐	☐	☐

	1f. Walter M. Higgins III	☐	☐	☐

	1g. Sunita Holzer	☐	☐	☐		☐	☐	☐

	1h. Michael J. Renna	☐	☐	☐

	1i. Joseph M. Rigby	☐	☐	☐

	1j. Frank L. Sims	☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Admission Ticket

2018 Annual Meeting
Friday, May 11, 2018 at 9:00 AM Eastern Time
Resorts Casino Hotel
Atlantic Ballroom, 1133 Boardwalk, Atlantic City, NJ 08401

The top portion of this proxy card is your admission ticket for entry into the Annual Meeting of Shareholders.

Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Photographs taken at the 2018 Annual Shareholders’ Meeting may be used by South Jersey Industries. By attending the 2018 Annual Shareholders’ Meeting, you will be agreeing to South Jersey Industries’ use of those photographs and waive any claim or rights with respect to those photographs and their use.

DIRECTIONS TO RESORTS AC IN ATLANTIC CITY

From Philadelphia

Cross the Benjamin Franklin Bridge or Walt Whitman Bridge and follow the North-South Freeway (Route 42) to the Atlantic City Expressway. At the base of the Atlantic City Expressway, turn left onto Pacific Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

From New York

Take the New Jersey Turnpike to the Garden State Parkway (Exit 11). Proceed south on the Parkway to Exit 38 (Atlantic City Expressway). Take the Atlantic City Expressway (East). At the base of the Atlantic City Expressway, turn left onto Arctic Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

From Baltimore/Washington D.C.

Take I-95 North across the Delaware Memorial Bridge and follow Route 40 East to the Atlantic City Expressway. Take the Atlantic City Expressway (East). At the base of the Atlantic City Expressway, turn left onto Pacific Avenue. Continue to North Carolina Avenue. Turn right onto North Carolina to Resorts.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com.

E41844-P01253

SOUTH JERSEY INDUSTRIES, INC.
Annual Meeting of Shareholders
May 11, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael J. Renna and Ann T. Anthony, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SOUTH JERSEY INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time, on Friday, May 11, 2018, at Resorts Casino Hotel, Atlantic Ballroom, 1133 Boardwalk, Atlantic City, NJ 08401, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side